UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE

SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant ☒

Filed by a party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary proxy statement

☐ Confidential, for Use of the Commission only (as permitted by Rule 14a-6(e)(2))

☒ Definitive proxy statement

☐ Definitive additional materials

☐ Soliciting material under Rule 14a-12

ORION GROUP HOLDINGS, INC.

(Name of Registrant as Specified in its Charter)

Payment of filing fee (Check all boxes that apply):

☒ No fee required

☐ Fee paid previously with preliminary materials

☐ Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

ORION GROUP HOLDINGS, INC.

12000 AEROSPACE AVENUE, SUITE 300

HOUSTON, TEXAS 77034

April 1, 2025

To Our Stockholders:

On behalf of the Board of Directors, we cordially invite you to attend the 2025 Annual Meeting of Stockholders (the “Annual Meeting”) of Orion Group Holdings, Inc. (the “Company”), which will be held on Thursday, May 15, 2025, at 10:00 a.m. (Central).  This meeting will be held in a virtual meeting format only.  You will not be able to attend the 2025 Annual Meeting physically. You may vote your shares via live webcast at www.virtualshareholdermeeting.com/ORN2025 by using the multi-digit control number included in your proxy materials. Our directors will be available during the Annual Meeting to respond to any questions you may have. At the Annual Meeting, you will be voting on:

(1)	The election of two Class III members to our Board of Directors, each to serve a three-year term and until his or her successor is duly elected and qualified;
(2)	A non-binding advisory proposal to approve the compensation of our named executive officers as disclosed in the proxy statement (the “say-on-pay” vote);
(3)	The ratification of the appointment of KPMG, LLP, as the Company’s independent registered public accounting firm for 2025; and
(4)	Any other business that may properly come before the Annual Meeting, or any reconvened meeting after an adjournment thereof.

The following pages contain the formal Notice of Annual Meeting and the proxy statement.

This year, as in previous years, we will seek to conserve natural resources and reduce annual meeting costs by electronically disseminating annual meeting materials as permitted under the rules of the Securities and Exchange Commission. Many stockholders will receive a Notice of Internet Availability of Proxy Materials containing instructions on how to access annual meeting materials via the Internet. Stockholders may also request mailed paper copies if preferred.

Important Notice Regarding Internet Availability of Proxy Materials

for the Annual Meeting of Stockholders to be held on May 15, 2025

You may access an electronic, searchable copy of this proxy statement and the Annual Report on Form 10-K for the year ended December 31, 2024 at: www.proxyvote.com

The accompanying proxy statement provides detailed information regarding the matters to be acted upon at the Annual Meeting. In addition to the proxy statement, we have included a copy of our Annual Report to Stockholders which includes our Annual Report on Form 10-K for the year ended December 31, 2024. The Form 10-K provides information regarding our operations as well as our audited, consolidated financial statements. In accordance with Securities and Exchange Commission rules, the proxy statement, the Form 10-K, and our other proxy materials, may be found at www.proxyvote.com.

Your vote is important. Please vote your shares as soon as possible, as this will ensure representation of your shares. Voting is available online or by telephone, or, if you have received a paper copy of our proxy materials, by paper proxy card. Returning the proxy card or voting by telephone or online does not deprive you of your right to attend the meeting virtually, and to vote your shares in the same manner for the matters to be acted upon at the meeting.

Sincerely,

E. Chipman Earle

Corporate Secretary

Houston, Texas

April 1, 2025

ORION GROUP HOLDINGS, INC.

12000 AEROSPACE AVENUE, SUITE 300

HOUSTON, TEXAS 77034

Important Notice Regarding the Availability of Proxy Materials for the

Stockholder Meeting to Be Held on May 15, 2025

The proxy statement and accompanying 2024 Annual Report on Form 10-K are available at www.proxyvote.com

You may also access the proxy materials and vote your shares at www.proxyvote.com.

NOTICE OF 2025 ANNUAL MEETING OF STOCKHOLDERS

TIME AND DATE:10:00 a.m. (Central) on Thursday, May 15, 2025

INTERNET: www.virtualshareholdermeeting.com/ORN2025

Use the multi-digit control number provided in your proxy materials.

ITEMS OF BUSINESS:(1)The election of two Class III members to our Board of Directors, each to serve a three-year term and until his or her successor is duly elected and qualified;

(2) A non-binding advisory proposal to approve the compensation of our named executive officers as disclosed in the proxy statement (the “say-on-pay” vote);

(3) The ratification of the appointment of KPMG, LLP, as the Company’s independent registered public accounting firm for 2025; and

(4) Any other business that may properly come before the Annual Meeting, or any reconvened meeting after an adjournment thereof.

RECORD DATE:	Only stockholders of record at the close of business on March 21, 2025 are entitled to notice of, and to virtually attend or vote at, the Annual Meeting and any adjournment or postponement thereof.
PROXY VOTING:

It is important that your shares are represented and voted at the Annual Meeting. You may vote your shares online or by telephone, as indicated in the proxy statement or the Notice of Internet Availability of Proxy Materials. If you received a paper copy of our proxy materials, you may also vote your shares by completing and returning the proxy card included in those materials. You can revoke a proxy at any time prior to its exercise at the Annual Meeting by following the instructions in the proxy statement.

You are invited to virtually attend and vote at the Annual Meeting through the following link: www.virtualshareholdermeeting.com/ORN2025.

This Notice of Annual Meeting of Stockholders and related proxy materials are being distributed or made available to stockholders beginning on or about April 1, 2025.

By Order of the Board of Directors,

E. Chipman Earle

Corporate Secretary

Houston, Texas

April 1, 2025

Contents

ABOUT THE COMPANY5

ABOUT THE ANNUAL MEETING6

PROPOSAL NO. 1 — ELECTION OF DIRECTORS11

PROPOSAL NO. 2 — ADVISORY VOTE ON EXECUTIVE COMPENSATION12

(SAY-ON-PAY PROPOSAL)12

PROPOSAL NO. 3 — RATIFICATION OF THE APPOINTMENT OF KPMG LLP13

Corporate Governance Guidelines14

CodeS of Ethics14

Guiding Beliefs14

Sustainability14

Website Availability of Governance Documents15

Communications with the Board15

Director Independence15

Nomination of Directors16

Leadership diversity16

Board Leadership Structure16

The Board’s Role in Risk Oversight17

Board/Committee Primary Areas of Risk Oversight17

THE BOARD OF DIRECTORS AND ITS COMMITTEES18

NOMINEES FOR DIRECTOR20

Austin J. Shanfelter20

Mary E. Sullivan21

Continuing Directors21

Thomas N. Amonett21

Travis J. Boone22

Michael J. Caliel23

Margaret M. Foran24

Quentin P. Smith, Jr.24

Meetings of the Board of Directors25

Committees of the Board25

Audit Committee25

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Compensation Committee26

Nominating and Governance Committee26

Director Nominations by Stockholders26

Annual Performance Evaluations27

Board Membership Matrix28

DIRECTOR COMPENSATION29

EXECUTIVE OFFICERS OF THE COMPANY30

G. Scott Thanisch30

E. Chipman Earle30

Beneficial Owners31

Security Ownership of Directors and Officers32

INTRODUCTION33

EXECUTIVE SUMMARY33

SUMMARY OF 2024 EXECUTIVE COMPENSATION DECISIONS33

OUR EXECUTIVE COMPENSATION PRACTICES35

2024 SAY ON PAY35

CEO PAY AT A GLANCE: ensuring stability through transition36

WHAT GUIDES OUR PROGRAM37

PRINCIPAL ELEMENTS OF COMPENSATION38

OUR PROCESS38

THE ROLE OF THE COMPENSATION COMMITTEE38

THE ROLE OF MANAGEMENT39

THE ROLE OF THE INDEPENDENT CONSULTANT39

THE ROLE OF PEER GROUPS AND MARKET DATA39

2024 executive compensation program in detail41

Base Salary41

Annual Cash Incentives Overview41

NEO Bonus Plan Design41

2024 Goals And Achievement41

Award Determination For 2024 Performance42

Long-Term Equity Incentives42

2024 Long-Term Incentive Award Grants44

2024 and 2025 Long-Term Incentive Program44

OTHER PROGRAMS, POLICIES AND GUIDELINES45

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Stock Ownership Requirements45

Benefits45

INSIDER TRADING POLICY46

RISKS ARISING FROM COMPENSATION POLICIES AND PRACTICES46

AGREEMENTS WITH OUR NAMED EXECUTIVE OFFICERS46

POST-EMPLOYMENT COMPENSATION46

Equity grant practices47

TAX DEDUCTIBILITY OF COMPENSATION47

COMPENSATION COMMITTEE REPORT48

Summary Compensation Table49

Grants of Plan Based Awards50

Outstanding Equity Awards at Fiscal Year End 202451

OPTION EXERCISES AND STOCK VESTED IN FISCAL YEAR ENDED 202451

CEO PAY RATIO DISCLOSURE52

Pay-Versus-Performance52

Pay for Performance Table53

Relationship Between Company Performance and Compensation Actually Paid54

Potential Payments Upon Termination or Change in Control56

Overview56

Employment Arrangements with Certain Officers56

Summary of Payments57

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS60

AUDIT COMMITTEE REPORT60

Audit and Non-Audit Service Approval Policy62

Procedures for Approval of Services62

Annual Report64

SUBMISSION OF STOCKHOLDER PROPOSALS FOR 2025 ANNUAL MEETING64

2025 Proxy Statement │ 4

ORION GROUP HOLDINGS, INC.

12000 AEROSPACE AVENUE, SUITE 300

HOUSTON, TEXAS 77034

TELEPHONE: (713) 852-6500

PROXY STATEMENT FOR THE 2025 ANNUAL

MEETING OF STOCKHOLDERS

We are providing this proxy statement, and accompanying proxy materials, to the holders of the common stock of Orion Group Holdings, Inc. (“Orion” or the “Company”) for use in connection with the 2025 Annual Meeting of Stockholders (the “Annual Meeting”) and any adjournments or postponements thereof. The Annual Meeting will be held on May 15, 2025, at 10:00 a.m. (Central), as a virtual meeting at www.virtualshareholdermeeting.com/ORN2025. You may access the virtual meeting using the multi-digit control number provided with your proxy materials.  The proxy statement, the form of proxy, and the Company’s Annual Report for the fiscal year ended December 31, 2024 (the “Annual Report”), are first being distributed or made available to stockholders on or about April 1, 2025.

Our Board of Directors (the “Board”) has established March 21, 2025, as the record date (the “Record Date”) for determining the stockholders of record entitled to notice of and to vote at the Annual Meeting and any adjournment or postponement thereof. Only stockholders of record at the close of business on the Record Date are entitled to virtually attend and vote on matters presented at the Annual Meeting.

PLEASE VOTE

* YOUR VOTE IS IMPORTANT *

This proxy statement contains important information that you should consider when deciding how to vote on the matters to be brought before the Annual Meeting. Please read it and the related materials carefully.

ABOUT THE COMPANY

Orion Group Holdings, Inc., a leading specialty construction company serving the infrastructure, industrial, and building sectors, provides services both on and off the water in the continental United States, Alaska, Hawaii, Canada and the Caribbean Basin, through its marine segment and concrete segment.  Our marine segment provides construction and dredging services relating to marine transportation facility construction, marine pipeline construction, marine environmental structures, dredging of waterways, channels and ports, environmental, dredging, design and specialty services related to marine construction, fabrication and dredging. Our concrete segment services the building sector by providing turnkey concrete construction services, including concrete surface place and finish, site preparation, layout, forming, and rebar placement for large commercial structural, other associated business areas and data centers. The Company is headquartered in Houston, Texas with offices throughout its operating areas. Our principal executive offices are located at 12000 Aerospace Avenue, Suite 300, Houston, Texas 77034. Our common stock is listed for trading on the New York Stock Exchange (“NYSE”) under the trading symbol “ORN.” At the close of business on the Record Date, 38,835,232 shares of common stock were outstanding.

2025 Proxy Statement │ 5

ABOUT THE ANNUAL MEETING

Why did I receive a one-page “Notice of Internet Availability of Proxy Materials” in the mail rather than a full set of proxy materials?

The Securities and Exchange Commission (“SEC”) rules allow companies to provide stockholders with access to proxy materials online rather than by mailing the proxy materials to stockholders. In an effort to be environmentally responsible and reduce costs, we delivered a Notice of Internet Availability of Proxy Materials (the “Notice”) to our stockholders. The Notice provides instructions for accessing the proxy materials online or for requesting printed copies of the proxy materials. The Notice also provides instructions for requesting the delivery of the proxy materials for future annual meetings in printed form by mail or electronically by email.

Why did I receive these proxy materials?

The Company’s Board is providing these proxy materials to you in connection with the Board’s solicitation of your proxy to vote at the 2025 Annual Meeting of Stockholders, which will take place on May 15, 2025.  As a stockholder of the Company on the Record Date, you are entitled to vote your shares at the Annual Meeting. This proxy statement provides information relevant to your vote on the matters that will be considered at the Annual Meeting.

What is the purpose of the Annual Meeting?

There are currently three proposals scheduled for consideration and vote at the Annual Meeting:

(1)	The election of two Class III members to our Board of Directors, each to serve a three-year term and until his or her successor is duly elected and qualified;
(2)	A non-binding advisory proposal to approve the compensation of our named executive officers as disclosed in the proxy statement (the “say-on-pay” vote); and
(3)	The ratification of the appointment of KPMG, LLP, as the Company’s independent registered public accounting firm for 2025.

Could other matters be considered and voted upon at the meeting?

Our Board does not expect to bring any other matter before the Annual Meeting and is not aware of any other matter that may be presented for consideration at the meeting. In addition, pursuant to our Amended and Restated Bylaws, the time has elapsed for any stockholder to properly bring a matter before the meeting. However, if any other matter does properly come before the meeting, the proxy holders will vote the proxies at their discretion.

How many votes may Stockholders cast?

Each share of common stock that was outstanding on the Record Date is entitled to one vote on each of the three proposals and on any other matter properly submitted to a vote at the Annual Meeting. On the Record Date, there were 38,835,232 shares of common stock outstanding and entitled to vote at the Annual Meeting.

How many shares must be present to hold the Annual Meeting?

A majority of the issued and outstanding shares of common stock entitled to vote at the meeting must be present, either through participation at the virtual meeting online or represented by proxy, to hold the Annual Meeting and conduct business. This is called a “quorum.” In determining whether a quorum is present, the inspector of elections will count as present shares owned by stockholders that abstain from voting and broker non-votes (see What is a broker non-vote? below).

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What are my voting options for each proposal? How does the Board of Directors recommend that I vote? How many votes are required to approve each proposal? How are the votes counted?

Proposal	Election of Directors	Say-on-Pay (advisory)	Ratification of Appointment of Auditors
Your Voting Options	You may vote “FOR” or “AGAINST” the nominees or you may “ABSTAIN” from voting.	You may vote “FOR” or “AGAINST” this proposal or you may “ABSTAIN” from voting.	You may vote “FOR” or “AGAINST” this proposal or you may “ABSTAIN” from voting.
Recommendation of the Board of Directors	The Board recommends you vote “FOR” each of the nominees.	The Board recommends that you vote “FOR” the approval, on an advisory basis, of the compensation of our named executive officers as disclosed in this proxy statement.	The Board recommends that you vote “FOR” ratification of our appointment of KPMG LLP as our independent registered public accounting firm for 2024.
Vote Required for Approval

Plurality of the votes of the shares present in person (including by means of remote communication, if any) or represented by proxy and entitled to vote in the election of directors at the meeting (But see the note below on our “Majority Voting Policy in Director Elections”).

Affirmative vote of a majority of the total voting power of the stock present in person (including by means of remote communication, if any) or represented by proxy and entitled to vote on such matter at the meeting.

Affirmative vote of a majority of the total voting power of the stock present in person (including by means of remote communication, if any) or represented by proxy and entitled to vote on such matter at the meeting.

Effect of Abstention	No effect.	Will be treated as a vote AGAINST this proposal.	Will be treated as a vote AGAINST this proposal.
Effect of Broker Non-Vote	No effect.	No effect.

Not applicable because this is a proposal for which brokers, banks and other nominees have discretionary voting authority. However, many banks, brokers and other nominees do not vote on discretionary proposals if voting instructions from the beneficial owner have not been received. Therefore, Broker non-votes, if any, will have no effect on the outcome of this proposal.

Majority Voting Policy in Director Elections. Although our Amended and Restated Bylaws provide that our directors are elected by plurality vote, our Board has adopted Corporate Governance Guidelines that include a majority voting policy. The Company’s majority voting policy provides that in the event a director nominee does not receive more “FOR” votes than “AGAINST” votes in an uncontested election, then the Board would expect such director nominee to tender his or her resignation for the consideration of the Board.  Abstentions are disregarded with respect to the determination of the outcome of director elections. We have provided more information about our majority voting policy under the heading “Proposal No. 1 — Election of Directors.”

Any Other Matters. Any other matter properly brought before the Annual Meeting other than those described above will be decided by the affirmative vote of a majority of the total voting power of the stock present in person (including by means of remote communication, if any) or represented by proxy and entitled to vote on such matter at the meeting, unless a different vote is required by statute, NYSE listing standards, or our Amended and Restated Certificate of Incorporation or Amended and Restated Bylaws.

What is the difference between holding shares as a stockholder of record and as a beneficial owner?

Many of our stockholders hold their shares through a bank, broker or other nominee as a

2025 Proxy Statement │ 7

beneficial owner rather than held of record in their own name. As summarized below, there are several differences between shares held of record and those held beneficially.

Stockholders of Record. If your shares are registered in your name with the Company’s transfer agent, Equiniti Trust Company, LLC (f/k/a American Stock Transfer & Trust), you are the stockholder of record of those shares.

Beneficial Owners.  If your shares are held in a bank account, brokerage account, or by another nominee, you are the beneficial owner of those shares, and your bank, broker, or other nominee (a “broker”) is the stockholder of record.

How do I vote?

Stockholders of Record. If you are a stockholder of record, you may vote in any of the following ways:

❖	Online before the Annual Meeting at www.proxyvote.com;
❖	During the Annual Meeting at www.virtualshareholdermeeting.com/ORN2025;
❖	By telephone, by calling 1-800-579-1639 and following the instructions provided; or
❖	If you requested and received a paper copy of our proxy materials by mail, by signing, dating, and mailing the proxy card in the enclosed postage-paid envelope, which must be received by the Company by the date indicated on the proxy card.

Beneficial Owners. If you are a beneficial owner, you should refer to the proxy card or voting instruction form you received from your broker for an explanation of the voting options that are available to you. If you wish to vote online the shares that you beneficially own during the Annual Meeting, you must request, complete, and deliver a proxy from your broker as directed in the materials provided by your broker.

Can my shares be voted if I do not provide voting instructions?

Stockholders of Record. If you are a stockholder of record and do not deliver a proxy or otherwise vote your shares, your shares will not be voted. However, if you execute a proxy without giving instructions as to how to vote on one or more proposals, your shares will be voted in accordance with the Board’s recommendations on any proposals for which you have not provided specific voting instructions.

Beneficial Owners. If you are a beneficial owner and do not provide your broker with specific voting instructions, your shares will not be voted on any proposal for which your broker does not have discretionary authority to vote. Brokers generally have discretionary authority to vote shares held in street name on “routine” matters. Whether a proposal is routine or non-routine is subject to stock exchange rules and final determination by the stock exchange. Even with respect to routine matters, your broker may choose not to exercise such discretion to vote uninstructed shares. Therefore, unless you provide voting instructions, your broker is not permitted to vote your shares on certain proposals and may elect to not vote on any proposals, resulting in a “broker non-vote.”

What is a broker non-vote?

A broker non-vote occurs when a broker holding shares for a beneficial owner submits a proxy that votes the shares on one or more proposals but does not vote on a proposal or proposals with respect to which the beneficial owner has not given voting instructions (or for which such broker declines to exercise discretionary voting authority in the absence of instructions from the beneficial owner). If you hold your shares through a broker, please follow their instruction as to how to provide them with specific voting instructions.

Can I change or revoke my vote?

Yes, if you are a record holder, you may revoke your proxy or change your vote at any time before it is voted at the Annual Meeting by:

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(1) filing a written revocation with the Corporate Secretary at the Company’s headquarters;

(2) submitting online, by mail, or by phone a duly executed proxy bearing a later date; or

(3)changing or revoking your vote online at www.virtualshareholdermeeting.com/ORN2025 any time before voting is closed at the Annual Meeting.

If your shares are held in “street name” and you desire to change any voting instructions you have previously given to the record holder of the shares of which you are the beneficial owner, you should contact the broker holding your shares in “street name” to direct a change in the manner your shares will be voted.

Do i have any dissenters’ or appraisal rights with respect to any of the matters to be voted on at the annual meeting?

No. None of our stockholders will have dissenters’ or appraisal rights with respect to the matters to be voted on at the Annual Meeting.

Who are the proxies?

In connection with the solicitation of proxies for the Annual Meeting, the Board has appointed E. Chipman Earle as proxy. All properly executed proxies that specify how the stockholder wishes to vote his or her shares will be voted in accordance with those instructions.

Who will count the votes?

The Company has appointed Broadridge Financial Solutions, Inc. (“Broadridge”) to tabulate the votes and act as the Inspector of Elections.

When will the voting results be announced?

We will announce preliminary voting results with respect to each matter properly brought to a vote before the conclusion of the Annual Meeting and will publish the final results in a Current Report on Form 8-K filed with the SEC within four business days following the meeting, which will be available on our website at www.oriongroupholdingsinc.com.

Who pays for the cost of the proxy solicitation?

The Company bears the expense of preparing, printing, mailing, and distributing the proxy materials. In addition to this solicitation by mail, directors, officers, and other employees of the Company may, without additional compensation, solicit the return of proxies by telephone, mail, facsimile, email, or other means. The Company will request that brokers furnish proxy materials to their beneficial owners. The Company will reimburse such brokers for their reasonable out-of-pocket expense in doing so.

What is householding?

Under the rules adopted by the SEC, we may deliver a single set of proxy materials to one address shared by two or more of our stockholders. This delivery method is referred to as “householding” and can result in significant cost savings and help to conserve natural resources. To take advantage of this opportunity, we have delivered only one set of proxy materials to multiple stockholders who share the same address, unless we received contrary instructions from the impacted stockholders prior to the mailing date. We agree to deliver promptly, upon written or oral request, a separate copy of the proxy materials, as requested, to any stockholder at the shared address to which a single copy of these documents was delivered. If you prefer to receive separate copies of the proxy statement or Annual Report, contact: Broadridge Financial Solutions, Inc. by calling 1-866-540-7095 or in writing at 51 Mercedes Way, Edgewood, New York 11717, Attention: Householding Department.

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In addition, if you currently are a stockholder who shares an address with another stockholder and would like to receive only one copy of future notices and proxy materials for your household, you may notify your broker if your shares are held in a brokerage account, or if you are a stockholder of record, you may notify us through Broadridge at the above-listed phone number or address.

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DISCUSSION OF THE PROPOSALS

PROPOSAL NO. 1 — ELECTION OF DIRECTORS

At the Annual Meeting, stockholders will be asked to elect two (2) members of our Board. Under our Amended and Restated Bylaws, the Board may determine by resolution the number of directors that the Company will have from time to time.  The size of the Board is currently set at seven persons. The nominees at this year’s Annual Meeting are Austin J. Shanfelter and Mary E. Sullivan.

Our Certificate of Incorporation and Amended and Restated Bylaws provide for a classified Board of Directors, divided into three classes, with each class serving a staggered three-year term. As a result, stockholders elect approximately one-third of our Board each year.

Both director nominees are serving a term that expires at the 2025 Annual Meeting. On the recommendation of its Nominating and Governance Committee, the Board has nominated each of these directors for re-election as Class III directors to serve an additional three-year term expiring at the 2028 Annual Meeting of Stockholders.

Each director nominee has indicated to the Board his or her willingness to serve the full directorship term for which each has been nominated.  However, if, prior to the Annual Meeting, either of these director nominees become unwilling or unable to serve, then (i) the shares represented by proxy will be voted for the election of such other person as may be nominated thereafter by the Board; (ii) the Board may leave the position unfilled; or (iii) the Board may reduce the authorized number of directors, as provided in our Amended and Restated Bylaws.

Please see “The Board of Directors and Its Committees” section below for information about the director nominees and the other current members of the Board, each of whom will continue to serve following the Annual Meeting, but only to the extent described above.

Our Amended and Restated Bylaws provide that our directors are elected by a plurality of the votes of the shares present in person (including by means of remote communication, if any) or represented by proxy and entitled to vote in the election of directors at the Annual Meeting; however, our Board has adopted Corporate Governance Guidelines that include a majority voting policy that applies only in uncontested elections. If an incumbent director fails to receive the required votes for re-election, our Board would expect such director nominee to tender his or her resignation, then the Board, after considering the recommendation of its Nominating and Governance Committee and any factors it deems relevant, would determine whether to accept the resignation. Any director whose resignation is under consideration will abstain from participating in that discussion and any resulting decision.

Abstentions will have no effect on the outcome of this proposal. Brokers do not have discretionary voting authority with respect to this proposal. Therefore, brokers that have not received instructions from the beneficial owners will not be permitted to vote on this proposal (i.e., a “broker non-vote”). Accordingly, broker non-votes will not have any effect on the outcome of this proposal.

The Board unanimously recommends that you vote “FOR” the election of each of the director nominees.

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PROPOSAL NO. 2 — ADVISORY VOTE ON EXECUTIVE COMPENSATION

(SAY-ON-PAY PROPOSAL)

We are seeking stockholder approval of the compensation of our named executive officers (our “Named Executive Officers” or “NEOs”) as disclosed in this proxy statement.  This disclosure includes the Compensation Discussion and Analysis (“CD&A”), the compensation tables, and the accompanying narrative compensation disclosures. This non-binding advisory proposal, commonly known as a say-on-pay proposal, is required under Section 14A of the Securities Exchange Act of 1934 (the “Exchange Act”).  We ask our stockholders to vote on the following resolution:

RESOLVED, that the compensation paid to the Company’s Named Executive Officers, as disclosed in the Company’s proxy statement for the Company’s 2025 Annual Meeting of Stockholders pursuant to Item 402 of Regulation S-K of the rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED.

Our core executive compensation philosophy and practice are based on a pay-for-performance philosophy, balancing a fixed base salary with annual cash bonus and long-term equity incentive opportunities. We believe that our compensation program is strongly aligned with the long-term interests of our stockholders. In considering how to vote on this proposal, we encourage you to review all of the relevant information in this proxy statement, including our CD&A (and its Executive Summary), the compensation tables, and the rest of the narrative disclosures regarding our executive compensation program.

Because this is an advisory vote, it will not be binding on the Board and it will not directly affect or otherwise limit any existing compensation or award arrangement of any of our NEOs.  However, we understand that our executive compensation practices are important to our stockholders and our Compensation Committee will consider the affirmative vote of a majority of the total voting power of the stock present in person (including by means of remote communication, if any) or represented by proxy and entitled to vote on such matter at the meeting as approval of this proposal and will consider the outcome of this vote when considering future executive compensation arrangements. Following the recommendation of our stockholders at our 2023 Annual Meeting, we will hold a say-on-pay vote at each annual meeting (until the next required vote of our stockholders regarding the frequency of say-on-pay vote, which will occur at our 2029 Annual Meeting of Stockholders).

Abstentions will be treated as votes against this proposal. Brokers do not have discretionary voting authority with respect to this proposal. Therefore, brokers that have not received instructions from the beneficial owners will not be permitted to vote on this proposal (i.e., a “broker non-vote”). Accordingly, broker non-votes will not have any effect on the outcome of this proposal.

The Board unanimously recommends that you vote “FOR” the approval of this say-on-pay proposal.

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PROPOSAL NO. 3 — RATIFICATION OF THE APPOINTMENT OF KPMG LLP

The Audit Committee has recommended, and the Board subsequently approved, the appointment of KPMG LLP (“KPMG”) as the Company’s independent registered public accounting firm (our “independent auditor”) to perform the audit of the Company’s financial statements for 2025.  KPMG was the Company’s independent auditor for the fiscal years ended December 31, 2017 through 2024. Although ratification of the Audit Committee’s selection of KPMG is not required by our Amended and Restated Bylaws or otherwise for our Audit Committee to engage KPMG, our Board is submitting the selection of KPMG to our stockholders for ratification as a matter of good corporate practice.  If the stockholders do ratify the appointment of KPMG by the affirmative vote of a majority of the total voting power of the stock present in person (including by means of remote communication, if any) or represented by proxy and entitled to vote on such matter at the meeting, the Audit Committee will still have discretion to retain or terminate KPMG as it deems to be in the Company’s best interest. If the stockholders do not ratify the retention of KPMG, the Audit Committee will reconsider the selection of our independent auditors, but still may decide to retain KPMG.

Abstentions will be treated as votes against this proposal.  Because this is a discretionary proposal, shares held by brokers may be voted with respect to this proposal even if the beneficial owner of such shares does not provide voting instructions.  Accordingly, we do not expect there will be broker non-votes with respect this proposal. However, many brokers do not vote on discretionary proposals if voting instructions from the beneficial owner have not been received. Broker non-votes, if any, on this proposal will have no effect on the outcome of this proposal. With respect to shares held of record, if no voting specification is made on a properly returned or voted proxy card, the proxies named in the proxy card will vote “FOR” ratification of the appointment of KPMG as our independent auditor for fiscal 2025.

Representatives of KPMG are expected to be present at the Annual Meeting. They will have the opportunity to make a statement, if they so desire, and are expected to be available to respond to appropriate questions from stockholders.

The Board unanimously recommends that you vote “FOR” the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for 2025.

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CORPORATE GOVERNANCE

We conduct our business under the direction of our Board. Members of the Board devote the time, energy, and attention as necessary to ensure diligent performance of their duties.  The Board has adopted corporate governance practices designed to aid the Board and management in the fulfillment of their respective duties and responsibilities to our stockholders.

Corporate Governance Guidelines

Our Corporate Governance Guidelines, first adopted by the Board in 2007 and subsequently amended from time to time, together with our Amended and Restated Certificate of Incorporation, Amended and Restated Bylaws, and Board committee charters, form the corporate governance framework for the Company. These guidelines set forth the practices the Board follows in making decisions regarding board composition and selection, the frequency of board meetings, involvement of senior management in board meetings, the Company’s Chief Executive Officer (the “Chief Executive Officer” or “CEO”) performance evaluation process and succession planning, executive compensation and Board Committees.

CodeS of Ethics

The Company has also adopted a Code of Business Conduct and Ethics for Members of the Board of Directors (the “Board Code of Ethics”) and a separate Code of Business Conduct and Ethics for Employees that applies to all employees of the Company, including its senior accounting and financial officers, the Chief Executive Officer (“CEO”) and Chief Financial Officer (“CFO”), as required by the rules of the SEC and Rule 406 of the Sarbanes-Oxley Act of 2002 (the “Employee Code of Ethics”, together with the Board Code of Ethics, the “Code of Ethics”). The Code of Ethics, as well as other governance documents, are available as described below under “Website Availability of Governance Documents.” Any changes in, or waivers to, either of the Codes of Ethics are posted on the Company’s website within four business days and maintained for at least twelve months.

Guiding Beliefs

The Company’s guiding beliefs for conducting its business are based on five core values:  integrity, quality, safety, delivery and teamwork.

◾	Integrity — the foundation of our success rests upon the well-earned reputation for integrity of our management team and employees.
◾	Quality — we are committed to ensuring that each task is properly performed the first time and we will continuously improve upon everything we do.
◾	Safety — we are responsible and accountable for our own personal safety, the safety of our co-workers and any others we come into contact with.
◾	Delivery — we are committed to performing our work in the most efficient, timely and cost-effective manner.

◾	Teamwork — we expect employees to work together to safeguard our assets, and to act in our best interest. Through these guiding principles, we aim to achieve sustainability.

Sustainability

We are committed to the sustainability of our business affairs and operations, which encompasses the need to be a responsible corporate citizen in all aspects of how we conduct ourselves and practice our core values. We believe sustainability is important to our stockholders, employees, customers, subcontractors, and vendors, and to the communities in which they reside. Sustainability is also a

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long-term business driver and by focusing on sustainability challenges, we can minimize risk and increase our competitive advantage. Vital to this goal is a commitment to care for the environment, to foster socially conscious programs and to adhere to good governance principles. Our sustainability report, entitled “Orion Group Holdings, Inc.’s Corporate Social Responsibility & Sustainability Report” can be found by clicking on “Sustainability Report” in the “Sustainability” portion in the “Investors” section on our Company’s website at www.oriongroupholdingsinc.com.

Website Availability of Governance Documents

You can access our Amended and Restated Certificate of Incorporation, Amended and Restated Bylaws, Codes of Ethics, Corporate Governance Guidelines, and Stockholder Communication Policy, as well as the Audit, Nominating and Governance, and Compensation Committee Charters under “Corporate Governance” in the “Investors” section of our website at www.oriongroupholdingsinc.com. Information contained on our website or any other website is not incorporated into this proxy statement and does not constitute a part of this proxy statement. Additionally, any stockholder who so requests may obtain a printed copy of the governance documents from our Corporate Secretary at the mailing address provided below.

Communications with the Board

Stockholders and other interested persons wishing to communicate with the Board, including with the Chairman of the Board or any other non-management directors, may do so by the following means:

Mail:Board of Directors

Attn: Corporate Secretary

Orion Group Holdings, Inc.

12000 Aerospace Avenue, Suite 300

Houston, TX 77034

Email:eearle@orn.net

For more information regarding how to contact the Board, including any committee of the Board, you may access our stockholder communications policy under “Corporate Governance” in the “Investors” section of our website at www.oriongroupholdingsinc.com.

Director Independence

NYSE listing rules require a majority of our directors to be independent. In accordance with these rules, our Board has reviewed the relationships between the Company and each director and has affirmatively determined that each of Messrs. Amonett, Caliel, Shanfelter, Smith and Mses. Foran and Sullivan, satisfies the NYSE’s definition of an independent director.  Mr. Shanfelter, who previously served as our Interim Chief Executive Officer and Interim Chief Financial Officer from April through September 2022, and Executive Chair from September 2022 through March 1, 2023, was not independent for only this brief period of executive service.  However, effective March 2, 2023, the Board of Directors made the determination that he is again an independent director.  Mr. Boone, the Company’s current President and Chief Executive Officer, is not an independent director.

Members of the Audit and Compensation Committees must meet additional heightened standards of independence in accordance with the requirements of the NYSE corporate governance listing standards and SEC rules and regulations. The Board also has affirmatively determined that each member of the Audit, Compensation, and Nominating and Governance Committees satisfies the independence criteria (including the enhanced criteria with respect to Audit and Compensation Committee membership) set forth in the applicable NYSE listing standards and SEC rules for service on such committees.

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Nomination of Directors

The Board is responsible for nominating a slate of candidates for Board membership.  It acts through its Nominating and Governance Committee to review the composition of the Board, and to screen and recruit potential director nominees in consultation with the Chairman of the Board and the Chief Executive Officer. Although the Nominating and Governance Committee has not established specific minimum qualifications for a position on the Board, the Committee seeks candidates who individually demonstrate a high ethical standard, a wide range of business experience at the policy-making level, diversity of background and business experience, and the ability to exercise sound and mature judgment in matters that relate to our current and long-term objectives.

Leadership diversity

While we do not have a formal policy outlining the diversity standards to be considered when evaluating director candidates, the Nominating and Governance Committee believes that a diversity of backgrounds, education, experience, and social perspectives, as well as independence, and the ability to represent the best interests of all stockholders, contribute to an optimal balance of Board members. Although we believe that the current membership of our Board represents a diversity of thought and perspective, the Board also remains committed to the gender, racial and ethnic diversity of its membership. In furtherance of that commitment, two of our directors are female – Mary E. Sullivan, who was first appointed to our Board in January 2019 and Margaret M. Foran, who was first appointed to our Board in October 2019.  In addition, the two most recent additions to our Board, Quentin P. Smith, Jr. and Travis J. Boone, reflect ethnic and racial diversity.  While such significant steps are evidence of progress, our Board remains committed to considering diversity in evaluating the membership of the Board going forward.

Board Leadership Structure

Presently, Mr. Shanfelter serves as Chairman of the Board and Travis J. Boone serves as President and Chief Executive Officer. We believe that separation of the Chairman and Chief Executive Officer positions has functioned effectively. Separating these positions has allowed our Chief Executive Officer to have primary responsibility for the operational leadership and strategic direction of our business, while allowing our Chairman to lead the Board in its fundamental role of providing guidance to, and separate oversight of, management.

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The Board’s Role in Risk Oversight

The members of our Board are actively involved in the oversight of risks that could have a material effect on us. This oversight is conducted primarily through committees of the Board, as discussed in the charters of each committee and descriptions below. We have adopted enterprise risk management policies based on the Integrated Framework of the Committee of Sponsoring Organizations (“COSO”). Under these policies, the Chief Executive Officer, Chief Financial Officer, and General Counsel periodically report on our risk management policies and practices to relevant Board committees and to the full Board.

Board/Committee Primary Areas of Risk Oversight

The Audit Committee provides direction on risks identified by management through its annual risk assessment related to financial reporting and internal controls and provides a central oversight role with respect to financial and compliance risks. Our Compensation Committee considers potential risk related to the Company’s overall compensation policies and programs and effectiveness at linking executive pay to performance and aligning the interests of our executives and stockholders. Key risks to the Company’s operations, liquidity, information technology, cybersecurity and strategies are considered by the full Board.

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THE BOARD OF DIRECTORS AND ITS COMMITTEES

The following table sets forth the names, ages and positions of our director nominees and our continuing directors as of the Record Date.

Nominees for Director
Name	Current Position	Age	Class	Director Since	Term Expires
Austin J. Shanfelter	Chairman of the Board of Directors	67	III	2007	2025
Mary E. Sullivan	Director	68	III	2019	2025
Continuing Directors
Name	Current Position	Age	Class	Director Since	Term Expires
Thomas N. Amonett	Director	81	I	2007	2026
Travis J. Boone	Director, President and CEO	51	I	2022	2026
Margaret M. Foran	Director	70	I	2019	2026
Michael J. Caliel	Director	65	II	2019	2027
Quentin P. Smith, Jr.	Director	73	II	2022	2027

The following graphs and charts provide insight into the composition of the Board immediately following the Annual Meeting (assuming both of the proposed director nominees are re-elected).

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Diversity
4.5
4
3.5
3
2.5
2
1.5
1
0.5
0
4
3
Minorities
Non-Minorities

Director Independence
Non-Independent, 1
Independent, 6

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NOMINEES FOR DIRECTOR

The following sets forth certain biographical information for each of the director nominees, including his or her position with the Company and his or her business experience during the past five years.

Austin J. Shanfelter

Director since 2007

Chairman of the Board of Directors

Mr. Shanfelter has served on our Board as a Class III director since May 2007 and, effective January 1, 2021, he was elected Chairman of the Board. On April 6, 2022, he was appointed Interim Chief Executive Officer and Interim Chief Financial Officer until September 2022. He served as Chair of our Compensation Committee from May 2007 until March 2019, immediately prior to his appointment as our Interim Chief Operating Officer, a position he held until February 2020. In March 2020, following the end of his service as an interim officer, Mr. Shanfelter was once again appointed to serve as Chair of our Compensation Committee, a position he held until June 1, 2021.  Mr. Shanfelter also served as a member of the Nominating and Governance Committee from May 2010 until March 2019, and stepped down as a member of the Compensation Committee effective March 24, 2022.

Mr. Shanfelter served as a member of the Board of Directors of MasTec, Inc. (NYSE: MTZ), a publicly traded specialty contractor, and as a special consultant from 2007 to 2008. Mr. Shanfelter served as Chief Executive Officer and President of MasTec from 2001 to 2007. From 2000 to 2001, Mr. Shanfelter was MasTec’s Chief Operating Officer and, prior to that role, he was a divisional president of MasTec from 1997 to 2000.

Mr. Shanfelter has been in the telecommunication, power, and specialty construction industry since 1981. Mr. Shanfelter became a member of the Society of Cable Television Engineers in 1982, the National Cable Television Association in 1991, and the Power and Communications Contractors Association in 1991, where he served as its President in 2007. Mr. Shanfelter was the majority owner and Chairman of Global HR Research LLC, a pre-employment screening company, from 2008 through 2016.  Mr. Shanfelter previously served as a member of the Board of Directors of Sabre Industries, a leading manufacturer of cell and power delivery structures. Mr. Shanfelter is currently serving on the Board of Governors of the National Wrestling Hall of Fame. Mr. Shanfelter is the current Chairman of Champions4Children, a non-profit organization supporting children in the Fort Meyers, Florida area.

Mr. Shanfelter is well qualified to serve on our Board due to his over 30 years of varied and challenging business experience and over 15 years of experience as a member of the Board. He is currently serving as Chairman of the Board of Directors and has twice served as Chair of the Compensation Committee. He has also temporarily served as Interim Chief Operating Officer of the Company from March 2019 until February 2020 and, thus, has an intimate and a vast awareness of the Company’s business operations. Mr. Shanfelter has also served on several other boards of directors and has President and Chief Executive Officer experience. The National Association of Corporate Directors previously designated Mr. Shanfelter a Governance Fellow.

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Mary E. Sullivan

Director since 2019

Chair of Audit Committee

Member of Nominating & Governance Committee

Ms. Sullivan has served on our Board as a Class III director since her appointment to the Board in January 2019, and serves as the Chair of the Audit Committee and as a member of the Nominating and Governance Committee.

Ms. Sullivan currently serves as Chief Financial Officer for Susser Holdings II, L.P. From 2000 to 2015, Ms. Sullivan worked for Susser Holdings Corporation (NYSE: SUSS), a company engaged in convenience store and fuel distribution operations, as Vice President of Finance and as Executive Vice President, Treasurer and Chief Financial Officer. From 2012 to 2015, Ms. Sullivan also served as Executive Vice President, Treasurer and Chief Financial Officer of Susser Holdings’ subsidiary, Susser Petroleum Partners (NYSE: SUSP/SUN). From 1999 to 2000, Ms. Sullivan served as Director of Finance for the City of Corpus Christi, Texas. Prior to this, Ms. Sullivan served as Controller of Elementis Chromium, LP, a chrome chemical manufacturer, from 1993 to 1999. From 1979 to 1992, Ms. Sullivan served in accounting positions and as Treasurer for Central Power and Light Company. Ms. Sullivan also has been a director of Susser Bank, a privately-owned community bank, since 2018, and of its parent company, Susser Banc Holdings Corporation since 2021, serving as the Audit Committee Chair from July 2018 to November 2021.

Ms. Sullivan is well qualified to serve on our Board due to her more than 40 years of financial and accounting business experience. She meets the standards as an audit committee financial expert and is currently serving as Chair of the Company’s Audit Committee. Ms. Sullivan is a Certified Public Accountant, a Certified Management Accountant, a Chartered Financial Analyst, Chartered Global Management Accountant, and a Project Management Professional. Ms. Sullivan is a National Association of Corporate Directors Certified Director.

Continuing Directors

Thomas N. Amonett

Director since 2007

Chair of Nominating & Governance Committee

Member of Audit Committee

Mr. Amonett has served on our Board as a Class I director since his appointment to the Board in May 2007 and serves as the Chair of the Nominating and Governance Committee, and as a member of the Audit Committee. From April 2013 to May 2018, he served as President and Chief Executive Officer of Athlon Solutions LLC, a manufacturer and distributor of specialty chemicals and related services primarily to the refining and petrochemical industries. From November 1999 to April 2013, he was President, Chief Executive Officer and a director of Champion Technologies, Inc., a manufacturer and distributor of specialty chemicals and related services primarily to the oil and gas industry. From July 2007 to November 2015, Mr. Amonett was a

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director of Hercules Offshore, Inc., a provider of contract oil and gas drilling services and liftboat services and served as Chairman of the Nominating and Governance Committee. Mr. Amonett was a director of Bristow Group Inc., a global provider of helicopter and other aviation services, from 2006 until 2019, where he served most recently as Executive Vice Chairman of the Board and previously served as a member of the Audit Committee and Chairman of the Compensation Committee. Mr. Amonett previously served as a director of T. F. Hudgins Incorporated, Modumetal, Inc., and as Chairman of the Board of Ergon, Inc., all private companies.

Mr. Amonett is qualified to serve as one of our directors based on his considerable management, operational, and financial experience in a wide range of industries. Of particular note is his service as President and Chief Executive Officer of several companies, his previous service as a director of other companies and his corporate governance experience and expertise. The National Association of Corporate Directors previously designated Mr. Amonett as a Board Leadership Fellow.

Travis J. Boone

Director since 2022

President and Chief Executive Officer

Mr. Boone joined the Company in September 2022 as President and Chief Executive Officer, and has served on the Board as a Class I director since his appointment to the Board in November 2022. Before joining the Company, Mr. Boone was Chief Executive of the West Region at AECOM, where he led a large multidisciplinary business. He was at AECOM for 23 years and started his career there as an entry level bridge engineer and held numerous positions during his tenure there. He worked at several construction companies in various roles prior to joining AECOM. He is a Professional Engineer, a Board of Certified Safety Professionals Safety Trained Supervisor, and has served on numerous industry boards. He is a member of the Citizen Potawatomi Nation.

Mr. Boone is qualified to serve as one of our directors based on his considerable management and operational experience in the construction industry, and his role as President and Chief Executive Officer of the Company.  Of particular note is his service as an executive of AECOM.

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Michael J. Caliel

Director since 2019

Member of Audit and Compensation Committees

Mr. Caliel has served on our Board as a Class II director since his appointment to the Board in January 2019, and since that date has also served as a member of the Audit and Compensation Committees.

Mr. Caliel is an accomplished former Chief Executive Officer and Director with more than four decades of public company experience in the industrial, energy and infrastructure sectors. He has extensive knowledge of, and experience in, public company governance, strategy development, mergers and acquisitions, international operations and finance. He is the Executive Chairman of Team Inc.

(NYSE: TISI), a leading global provider of integrated, digitally-enabled asset performance assurance and optimization solutions.

From 2019 until 2022, Mr. Caliel served as Board Chair and a member of the Compensation Committee for PLH Group, a leading full-service construction and specialty contractor serving the electric power and pipeline markets.  Mr. Caliel also previously served as lead operating director at DBi Services, a leading asset management and infrastructure services company, and also as an independent director at FCX Performance, a leading process flow control provider.

From 2015 until its merger with Granite Construction in June 2018, Mr. Caliel served as President, Chief Executive Officer and Director for Layne Christensen Company (NASDAQ: LAYN), a global water management, infrastructure services and drilling company.  Prior to this, from 2011 to 2014, Mr. Caliel was President and Chief Executive Officer of Invensys Operations Management, a division of Invensys PLC (LSE: ISYS.L), a global technology, software and consulting company. Invensys PLC was acquired by Schneider Electric in January 2014. From 2006 to 2011, Mr. Caliel served as President, Chief Executive Officer and Director of Integrated Electrical Services, Inc. (NASDAQ: IESC), a national provider of electrical and communication infrastructure services. Mr. Caliel is a National Association of Corporate Directors Certified Director and a former Governance Fellow.

Mr. Caliel is well qualified to serve on our Board. He has extensive industry related operating and corporate experience, including international business experience. He has served as Chief Executive Officer of a public company and has been a member of the board of directors of multiple public companies.

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Margaret M. Foran Director since 2019 Chair of Compensation Committee Member of Nominating & Governance Committee

Ms. Foran has served on the Board as a Class I director since her appointment to the Board in October 2019, and serves as the Chair of the Compensation Committee and as a member of the Nominating and Governance Committee. She is the Chief Governance Officer, Senior Vice President and Corporate Secretary of Prudential Financial, Inc. Prior to joining Prudential, she was the Executive Vice President, General Counsel and Corporate Secretary at Sara Lee Corporation from 2008 to 2009; Senior Vice President, Associate General Counsel and Corporate Secretary at Pfizer Inc. from 1997 to 2008; and prior to that, Vice President and Assistant General Counsel at J.P. Morgan & Co. Ms. Foran is a former Director of Occidental Petroleum Corporation, The MONY Group Inc. and MONY Life Insurance Company.

Ms. Foran also serves as Co-Chair and a director of the Council of Institutional Investors (CII). She is the former Chair of the American Bar Association Committee on Corporate Governance. Ms. Foran is the former Chair of the Coordinating Committee of the Business Roundtable Corporate Governance Task Force. She is also a former member of the Standing Advisory Group of the Public Company Accounting Oversight Board (the “PCAOB”). She is a member of the Economic Club of New York and a trustee of the Committee for Economic Development, as well as a member of the Notre Dame Law School Advisory Council. Ms. Foran is a National Association of Corporate Directors Certified Director.

Ms. Foran is well qualified to serve as one of our directors. She has extensive experience as a member of the board of directors of much larger corporations and is nationally recognized as a governance expert, having served in significant roles with the American Bar Association and the Business Roundtable Corporate Governance Task Force.

Quentin P. Smith, Jr.

Director since 2022

Member of Audit and Compensation Committees

Mr. Smith has served on our Board as a Class II director since his appointment to the Board in January 2022. On March 24, 2022, Mr. Smith was appointed as a member of both the Audit and Compensation Committees. Mr. Smith joined the Board with comprehensive business development, operational, and governance experience across a spectrum of industries. Mr. Smith is founder and President of Cadre Business Advisors, LLC, a business management consulting firm that specializes in strategic planning, business performance improvement and capital formation. Prior to forming Cadre Business Advisors, Mr. Smith was a Partner-in-Charge of the Desert Southwest business consulting practice for Arthur Anderson. Mr. Smith previously served as Chairman and CEO of Denver Group Holdings, Inc./Data Line Holdings, Inc., which, at the time of its acquisition, was the largest independent information processing service bureau in the western US. Mr. Smith also serves on the Board of Directors of Banner Health. Among Mr. Smith's Board experience with various civic organizations, he has previously served as Chairman of the Board for Employee Solutions, Inc., a publicly traded company formerly acquired; Chairman of the Board for iCrossing, Inc., a privately-held company formerly acquired; as a Director for STORE Capital, a publicly traded company; and, as a Director for

2025 Proxy Statement │ 24

Arizona Public Service Company, a publicly traded company.

Mr. Smith is well qualified to serve on our Board due to his more than 40 years of varied and challenging business experience. His private and public company expertise in strategic planning, business development and business performance improvement are of particular note.

Meetings of the Board of Directors

Directors are expected to attend all meetings of the Board and each committee on which they serve.  The Board encourages all its members to attend each Annual Meeting of Stockholders.

The Board held six meetings during 2024.  Each director attended at least 75% of all meetings of the Board and committees on which he or she served, and all then-current directors attended the 2024 Annual Meeting of Stockholders.

Non-management directors meet in executive sessions on a regular basis, generally at both the beginning and the end of each regularly scheduled Board meeting. In addition, the Audit Committee, the Compensation Committee, and Nominating and Governance Committee each adopted a practice of reserving time at the end of each meeting to meet without members of the Company management present.

Committees of the Board

The Board has three standing committees: the Audit Committee, the Compensation Committee, and the Nominating and Governance Committee. These committees are comprised exclusively of independent directors as defined by the listing standards of the NYSE. Each committee is governed by a written charter approved by the Board. A copy of each charter is available under “Corporate Governance” in the “Investors” section of our website at www.oriongroupholdingsinc.com. From time to time, the Board may form an ad hoc, temporary committee or a sub-committee of a standing committee tasked with overseeing and reporting back to the Board regarding a specific issue such as the pricing of an equity or debt offering or the search for a new member of the Board or executive management.

Audit Committee

The Audit Committee helps set the “tone at the top” and assists the Board in overseeing our accounting and financial reporting processes and the audits of our financial statements. Pursuant to its charter, the Audit Committee has the following responsibilities, among others:

❖	To select the independent auditor to audit our annual financial statements;
❖	To approve the overall scope of and oversee the annual audit and any non-audit services;
❖	To assist management in monitoring the integrity of our financial statements, the independent auditor’s qualifications and independence, the performance of the independent auditor and our internal audit function, and our compliance with legal and regulatory requirements;
❖	To discuss the annual audited financial statements and unaudited quarterly financial statements with management and the independent auditor;
❖	To discuss policies with respect to risk assessment and risk management; and
❖	To review with the independent auditor any audit problems or difficulties and management’s responses.

During 2024, Ms. Sullivan and Messrs. Amonett, Caliel and Smith served on the Audit Committee, with Ms. Sullivan serving as its chair. The Board has affirmatively determined each of the above to be independent under NYSE listing standards and applicable SEC rules, including the heightened independence standards applicable to audit committee members. In addition, Ms. Sullivan meets the relevant standards as an “audit committee financial expert” as defined by SEC rules. In 2024, the Audit Committee met four times. A report by the Audit Committee is presented elsewhere in this proxy statement.

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Compensation Committee

The Compensation Committee supports the Board in fulfilling its oversight responsibilities relating to senior management and director compensation. Pursuant to its charter, the Compensation Committee has the following responsibilities, among others:

❖	To develop an overall executive compensation philosophy, strategy, and framework consistent with corporate objectives and stockholder interests;
❖	To review, approve and recommend all actions relating to compensation, promotion, and employment-related arrangements for senior management, including severance arrangements;
❖	To approve incentive and bonus plans applicable to senior management and administer awards under incentive compensation and equity-based plans;
❖	To review and recommend major changes to and take administrative actions associated with any other forms of non-salary compensation; and
❖	To review and approve or review and recommend to the entire Board for its approval, any transaction in our equity securities between us and any of our officers or directors subject to Section 16 of the Exchange Act.

During 2024, the Compensation Committee was comprised of Ms. Foran and Messrs. Caliel and Smith, with Ms. Foran serving as its chair. The Board has affirmatively determined each current and then serving member of the Compensation Committee to be independent while serving in such capacity, under the listing standards of the NYSE, both for directors generally and compensation committee members specifically. In addition, the Board determined that each member of the Compensation Committee was a non-employee director as defined in Rule 16b- 3 of the Exchange Act.  The Compensation Committee met five times during 2024. A report by the Compensation Committee is presented elsewhere in this proxy statement.

Nominating and Governance Committee

The Nominating and Governance Committee recommends director candidates to the Board, oversees the evaluation of Board and committee members, and develops and monitors corporate governance principles, practices and guidelines for the Board and the Company. Pursuant to its charter, the Nominating and Governance Committee has the following responsibilities, among others:

❖	To identify individuals qualified to become Board members and to recommend that the Board select the director nominees for election at annual meetings of stockholders or for appointment to fill vacancies;
❖	To recommend to the Board directors for each committee of the Board;
❖	To advise the Board about appropriate composition of the Board and its committees;
❖	To advise the Board about, develop and recommend to the Board appropriate corporate governance practices, principles, and guidelines, and to assist the Board in implementing those practices;
❖	To lead the Board in its annual review of the performance of the Board and its committees; and
❖	To perform such other functions as the Board may assign to the committee from time to time.

During 2024, the Nominating and Governance Committee consisted of Mr. Amonett and Mses. Foran and Sullivan, with Mr. Amonett serving as Chair.  The Board has affirmatively determined that each member of this committee was independent as defined in the applicable rules of the NYSE during his or her period of service. The Nominating and Governance Committee met four times during 2024.

Director Nominations by Stockholders

 Any stockholder who wishes to recommend a nominee for director for the 2026 Annual Meeting of Stockholders must send written notice to the Corporate Secretary in accordance with instructions set forth below and in this proxy statement under the caption “Submission of

2025 Proxy Statement │ 26

Stockholder Proposals for 2026 Annual Meeting.”

 As provided in our Amended and Restated Bylaws, any stockholder notices of intention to nominate a director must include:

❖	The name and address of the stockholder;
❖	A representation that the stockholder is entitled to vote at the meeting at which directors will be elected;
❖	The number of shares of the Company that are beneficially owned by the stockholder; and
❖	A representation that the stockholder intends to appear virtually or in person at the meeting to nominate the person or persons specified in the notice.

In addition, the notice must contain the following information with respect to the person nominated by the stockholder:

❖	Name and address;
❖	A complete resume or statement of the candidate’s qualifications, including education, work experience, industry knowledge, membership on other boards of directors, and civic activity;
❖	A description of any arrangements and understandings between the stockholder and the nominee and any other persons pursuant to which the nomination is made;
❖	The consent of each such nominee to serve as a director if elected; and
❖	Such other information as required to be included in a proxy statement, including information with respect to a candidate’s independence as defined under the rules and regulations of the SEC and the NYSE.

The Nominating and Governance Committee seeks to achieve a Board composed of diverse individuals who have experience relevant to the needs of the Company and who have a high level of professional and personal ethics. In addition, prospective directors must have time available to devote to Board activities. The Nominating and Governance Committee uses a variety of methods and multiple sources to identify and evaluate nominees for directors, including referrals from other directors and management, recommendations by stockholders, and third-party professional search firms.

The Company did not receive any stockholder nominations for director to be considered by the Nominating and Governance Committee for the Annual Meeting and, pursuant to our Amended and Restated Bylaws, the time has elapsed for any stockholder to properly nominate a candidate for director for consideration at the 2025 Annual Meeting of Stockholders.

Annual Performance Evaluations

The Board and its committees conduct annual self-performance evaluations and review each committee charter. In addition, our Corporate Governance Guidelines are reviewed and reassessed for adequacy annually.

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Board Membership Matrix

The following table summarizes the composition, competencies and experience of our current Board of Directors.

Qualification	Austin J. Shanfelter (Chairman)	Thomas N. Amonett	Travis J. Boone	Michael J. Caliel	Margaret M. Foran	Quentin P. Smith, Jr.	Mary E. Sullivan
Regulatory Compliance
Independent Director per SEC & NYSE	✓	✓		✓	✓	✓	✓
Independent Director per ISS & GL	✓	✓		✓	✓	✓	✓
Audit Committee Financial Expert		✓			✓	✓	✓
Personal
Prior Public Board Experience	✓	✓		✓	✓	✓	✓
# of other current public boards	0	0	0	1	0	0	0
# of other audit committees of public companies	0	0	0	0	0	0	0
Ethnic diversity			✓			✓
Gender diversity					✓		✓
Birth Year	1957	1943	1973	1959	1954	1951	1956
Director Since	2007	2007	2022	2019	2019	2022	2019
Retired or Employed Full Time	Retired	Retired	Employed	Retired	Employed	Retired	Employed
Public Company Experience	✓	✓	✓	✓	✓	✓	✓
Government Experience	✓		✓				✓
Community Leadership / Philanthropic Experience	✓	✓	✓	✓	✓	✓	✓
Board Committees
Audit	N/A	Member	N/A	Member	N/A	Member	Chair
Nominating and Governance	N/A	Chair	N/A	N/A	Member	N/A	Member
Compensation	N/A	N/A	N/A	Member	Chair	Member	N/A
Decision-Making Experience at Executive Level or Other Substantial Experience
Current or recent public company CEO	✓		✓	✓
Projects and logistics expertise	✓		✓	✓	✓
Relevant industry expertise	✓	✓	✓	✓
Consolidation/M&A expertise	✓	✓	✓	✓	✓	✓	✓
Strategic Planning	✓	✓	✓	✓		✓	✓
Accounting / Finance					✓	✓	✓
Marketing	✓	✓	✓	✓	✓	✓	✓
Technology (e.g., Social Media, AI and Cybersecurity)			✓	✓		✓	✓
Human Resources / Compensation	✓	✓	✓	✓	✓	✓	✓
Health, Safety, Environment & Sustainability	✓	✓	✓	✓	✓		✓
International Business	✓	✓	✓	✓	✓
Corporate Governance	✓	✓		✓	✓	✓	✓
Legal / Compliance		✓		✓	✓

2025 Proxy Statement │ 28

DIRECTOR COMPENSATION

The following table describes the compensation earned by persons who served as non-employee directors on our Board during 2024.  Mr. Boone, who serves as our President and Chief Executive Officer in addition to serving as a director, is not entitled to any additional compensation as a director.  All amounts paid to Mr. Boone are reported in the charts under “Executive Compensation.”

Name	Fees Earned or Paid	Stock Compensation(2)	Total
	in Cash(1)
Thomas N. Amonett	$101,236	$100,000	$201,236
Michael J. Caliel	$88,118	$100,000	$188,118
Richard L. Daerr, Jr.(3)	$31,992	$-	$31,992
Margaret M. Foran	$101,236	$100,000	$201,236
Austin J. Shanfelter	$188,118	$100,000	$288,118
Quentin P. Smith, Jr.	$88,118	$100,000	$188,118
Mary E. Sullivan	$101,236	$100,000	$201,236

(1)	Amounts in this column represent retainers and chairmanship fees as detailed in the table below.
(2)	Each of our non-employee directors was awarded 10,695 shares of common stock on May 16, 2024. Represents the grant date fair value of equity awards granted during the fiscal year as determined under Financial Accounting Standards Board Accounting Standards Codification (“ASC”) Topic 718.
(3)	After 17 years of loyal and exemplary service as a director of the Company, Mr. Daerr retired from the Board effective as of the 2024 Annual Meeting on May 16, 2024.

The Compensation Committee of the Board of Directors retained Meridian Compensation Partners, LLC (“Meridian”), an independent consulting firm, to assist in determining the components and amounts of director compensation for 2024 based on comparisons of board compensation in similarly situated companies.

Our director compensation program typically consists of both cash and equity compensation.  In light of the anticipated growth and increased complexity of the Company and consistent with the recommendation of Meridian and the median of total compensation paid to similarly situated non-employee members of other boards in the industry, the Compensation Committee elected in May 2024 to increase by $5,000 the cash retainer paid to each non-employee director ($85,000 to $90,000) and the Chairman of the Board ($185,000 to $190,000), increase by $5,000 the additional cash fee paid to each committee chair ($10,000 to $15,000), and increase by $10,000 the annual equity grant awarded to each non-employee director, including the Chairman of the Board ($90,000 to $100,000).  As a result, the Company granted equity awards to our non-employee directors valued at $100,000 per director and currently expects to grant equity awards to non-employee directors during fiscal 2025.  The schedule of director fees for 2024 were as follows:

Fee Description	Annual Amount
Board Service Annual Cash Retainer	$ 90,000
Board Chair Annual Additional Cash Fee	$100,000
Each Committee Chair, Additional Annual Cash Fee	$ 15,000
Board Service Annual Equity Grant	$100,000

All cash retainers are paid quarterly in arrears.  The Company also reimburses non-employee directors for reasonable travel and lodging expenses incurred for attending Board and committee

2025 Proxy Statement │ 29

meetings.

EXECUTIVE OFFICERS OF THE COMPANY

The following table sets forth the current executive officers of the Company. All executive officers are appointed by, and serve at the pleasure of, the Board. There is no family relationship between or among any of the Company’s directors and executive officers.

Name	Age	Position with the Company
Travis J. Boone	51	President and Chief Executive Officer
G. Scott Thanisch	56	Executive Vice President, Chief Financial Officer and Treasurer
E. Chipman Earle	52	Executive Vice President, General Counsel, Chief Administrative Officer, Chief Compliance Officer and Corporate Secretary

Below is a summary of the business experience of our current executive officers other than Mr. Boone, our President and Chief Executive Officer (whose business experience is included under the above caption “Continuing Directors”).

G. Scott Thanisch
Executive Vice President, Chief Financial Officer and Treasurer

Mr. Thanisch joined the Company in 2022. Prior to joining the Company, he co-founded and served as Chief Financial Officer from 2021 to 2022 for a Texas-based construction services start-up named MDR Partners. Mr. Thanisch was Chief Financial Officer of CHC Helicopter from 2017 to 2021 and Director of Finance and Treasury for specialty constructor PLH Group from 2014 to 2016. During his nearly 30-year career in corporate finance, he has championed technology-driven process improvements and deep operational engagement in the finance organization.

E. Chipman Earle
Executive Vice President, General Counsel, Chief Administrative Officer, Chief Compliance Officer and Corporate Secretary

Mr. Earle joined the Company in 2023 as Executive Vice President, General Counsel, Chief Administrative Officer, Chief Compliance Officer and Corporate Secretary. Prior to joining the Company, Mr. Earle was the Vice President, General Counsel, Chief Administrative Officer, Chief Compliance Officer and Corporate Secretary of Newpark Resources, Inc. (NYSE: NPRK).  Before his tenure with Newpark Resources, he served as General Counsel and Chief Compliance Officer of Bristow Group, Inc. (NYSE: VTOL) and Deputy General Counsel of Transocean Ltd. (NYSE: RIG). Prior to working as an in-house attorney, he was a corporate and securities attorney at Baker Botts LLP (Houston, Texas). Mr. Earle holds a Bachelor of Arts degree from Middlebury College, a Master's Degree in Business Administration from the University of Texas McCombs School of Business, and a Juris Doctorate degree from the University of Texas School of Law. With a career focused on worldwide legal, compliance and risk management, Mr. Earle brings valuable experience to the Company's executive leadership team.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Beneficial Owners

The following two tables, based in part upon information supplied by officers, directors, and certain stockholders, sets forth the percentage of ownership of the Company’s outstanding common stock as of the Record Date by:

❖	Each person or entity who is known by the Company to own beneficially more than 5% of the Company’s outstanding common stock;
❖	Each of the Company’s directors during 2024;
❖	Each of the Company’s named executive officers during 2024, and
❖	All directors and executive officers of the Company as a group.

Name and Address of 5% Stockholders	Shares	Percent of
	Beneficially Owned	Shares[1]
Brandes Investment Partners, L.P.[2]	3,303,392	8.5%
BlackRock, Inc.[3]	2,335,551	6.0%
Royce & Associates, LP4	2,023,545	5.2%
The Vanguard Group[5]	1,982,965	5.1%

1 Calculated based on 38,835,232 shares of common stock outstanding on the Record Date.

2   Based on information set forth in an amended Schedule 13G filed with the SEC on November 14, 2024, by Brandes Investment Partners, L.P., Co-GP, LLC, Brandes Worldwide Holdings, L.P. and Glenn Carlson, 4275 Executive Square, 5th Floor, La Jolla, CA 92037, with respect to shares of common stock owned as of September 30, 2024. Each of the reporting persons reports shared voting power over 2,083,392 shares and shared dispositive power over 3,303,392 shares.

3Based on information set forth in the Schedule 13G filed with the SEC on November 8, 2024, by BlackRock, Inc., 50 Hudson Yards, New York, NY 10001, with respect to shares of common stock owned as of September 30, 2024.  BlackRock, Inc. reports it has sole voting power over 2,302,197 shares and sole dispositive power over 2,335,551 shares.

4Based on information set forth in the amended Schedule 13G filed with the SEC on January 28, 2025, by Royce & Associates, LP, 745 Fifth Avenue, New York, NY 10151, with respect to shares of common stock owned as of December 31, 2024.  Royce & Associates, LP, an investment advisor, reports it has sole voting power and sole dispositive power over all reported 2,023,545 shares.

5 Based on information set forth in the Schedule 13G filed with the SEC on January 31, 2025, by The Vanguard Group, 100 Vanguard Blvd., Malvern, PA  19355, with respect to shares of common stock owned as of December 31, 2024, The Vanguard Group, an investment advisor, reports it has shared voting power over 22,530 shares, sole dispositive power over 1,950,460 shares and shared dispositive power over 32,505 shares.

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Security Ownership of Directors and Officers

Name of Beneficial Owner	Shares of Common Stock Beneficially Owned (1)	Percent of Class (2)
DIRECTORS:
Thomas N. Amonett	276,464	*
Travis J. Boone, President & CEO	556,528	1.4%
Michael J. Caliel	195,695	*
Margaret M. Foran	146,060	*
Austin J. Shanfelter, Chairman	437,734	1.1%
Quentin P. Smith, Jr.	89,873	*
Mary E. Sullivan	256,187	*
NAMED EXECUTIVE OFFICERS:
G. Scott Thanisch	212,440	*
E. Chipman Earle	128,758	*
Directors and Current Executive Officers as a group (9 Persons):	2,299,739	5.9%

* Less than 1%

(1)	Includes time-based restricted stock for which vesting restrictions have not lapsed, however, the recipient retains voting rights.
(2)	Calculated based on 38,835,232 shares of common stock outstanding on the Record Date.

2025 Proxy Statement │ 32

COMPENSATION DISCUSSION AND ANALYSIS

INTRODUCTION

This Compensation Discussion and Analysis (“CD&A”) explains our executive compensation philosophy and objectives, each element of our executive compensation program and how the Compensation Committee of the Board of Directors (referred to throughout this CD&A as the “Committee”) made its compensation decisions for our 2024 NEOs listed below:

NEO	TITLE
Travis J. Boone	President and Chief Executive Officer
Scott Thanisch	Executive Vice President, Chief Financial Officer and Treasurer
E. Chipman Earle	Executive Vice President, General Counsel, Chief Administrative Officer, Chief Compliance Officer and Corporate Secretary

EXECUTIVE SUMMARY

It is our goal to be the premier specialty construction company, focused on providing solutions for our customers across the infrastructure, industrial, and building sectors, while maintaining a healthy financial position and maximizing stakeholder value. Our executive compensation program is structured to support our business strategy and to ensure long-term alignment between our executives and our stockholders.

SUMMARY OF 2024 EXECUTIVE COMPENSATION DECISIONS

As described in greater detail below, the three primary components of our program are base salaries, annual bonus opportunities, and long-term equity incentive awards. Highlights of our 2024 program include:

❖	Base Salaries: For 2024, the Committee reviewed the base salary of each of Messrs. Boone, Earle and Thanisch relative to similarly situated executives in the industry. Based on this review and input from the Committee’s consultant, Meridian, the Committee determined to increase the salary of Mr. Boone from $750,000 to $800,000 and the salary of Mr. Thanisch from $425,000 to $450,000. Both of these increased salaries were made effective March 2024. Given that Mr. Earle had only recently joined the Company at what was considered at the time by the Committee to be a competitive salary, the Committee determined at its meeting in March 2024 not to change his annual salary of $410,000.
❖	Annual Incentive Bonuses: For 2024, the Committee established goals under our NEO Bonus Plan (“NBP”) for Adjusted EBITDA (70% weight) and Strategic Objectives (30%). The Committee maintained target level bonus awards for 2024 for Mr. Boone at 100% of his annual base salary, Mr. Thanisch at 75% of his annual base salary, and Mr. Earle at 60% of his annual base salary. Based upon 2024 actual financial and operational performance, including Adjusted EBITDA of $41.9 million relative to a target of $46.4 million and successful execution of several key corporate strategic goals previously established by the Committee, the Committee approved bonuses at 86% of target for Mr. Boone, 70% of target for Mr. Thanisch, and 83% of target for Mr. Earle.
❖	Equity Awards: In 2024, the Committee returned to a more routine practice of issuing annual grants of equity awards to senior management as opposed to prior years that were dominated by new hire and ad hoc equity awards. Equity awards for NEOs in prior years were weighted 60% Restricted Shares and 40% Performance Stock Units (“PSUs”). In an effort to increase the proportion of NEO compensation that is performance based, the Committee decided to change the weightings for equity awards granted in 2024 to be

2025 Proxy Statement │ 33

60% PSUs and 40% Restricted Shares. We anticipate continuing our routine annual grant of equity awards in 2025, as discussed later in this CD&A.

In 2024, each of Messrs. Boone and Thanisch received Restricted Shares that vest ratably over three years and PSUs that cliff vest at the end of a three-year performance period.  The PSUs may be earned based upon Company financial performance over a three-year period ending December 31, 2026, with 50% tied to absolute ROIC performance and 50% tied to relative total shareholder return among the Company’s peer group.

Given that Mr. Earle received Restricted Shares in connection with his hiring process in November, the Committee determined that Mr. Earle was not eligible to receive Restricted Shares in 2024. Additionally, the Committee approved in March 2024 the performance conditions applicable to the PSUs that were awarded to Mr. Earle upon his hiring in November 2023.  The Committee determined that Mr. Earle’s PSUs from November 2023 may be earned based upon Company financial performance over a three-year period ending December 31, 2026, with 50% tied to absolute ROIC performance and 50% tied to relative total shareholder return among the Company’s peer group.

2025 Proxy Statement │ 34

OUR EXECUTIVE COMPENSATION PRACTICES

Adherence to executive compensation best practices is a critical component of good corporate governance, aids our committee in its decision-making process, enhances our ability to manage compensation-related risk, and is in the best interests of our stockholders and executives. Below are highlights of our current practices and policies that guide our executive compensation program:

What We Do	What We Don’t Do
Pay for performance	No tax gross ups
Significant emphasis on at-risk pay	No repricing of stock option awards
Robust executive and director stock ownership requirements	No hedging or pledging of Company stock
Independent Compensation Consultant	No special benefits or perquisites for NEOs
Double-trigger vesting of equity awards upon a change of control	No accelerated vesting of equity awards upon termination, except after a change of control
Equity and cash incentive compensation subject to clawback

2024 SAY ON PAY

At our 2024 annual meeting of stockholders, we received 97.4% support for our advisory vote on the compensation of our NEOs. The Committee values the input of our stockholders on the design of our executive compensation program. Throughout the year, we regularly engage in discussions with stockholders regarding a variety of topics related to our business, including various aspects of our executive compensation program. While we believe that the 2024 vote reflects strong stockholder support for our program, we are committed to ensuring that our program remains aligned with the interests of our stockholders, with our guiding principles, and with evolving best practice standards of good governance.

97.4% Support in 2024

2025 Proxy Statement │ 35

CEO PAY AT A GLANCE: ensuring stability through transition

Our program has historically been structured to place a majority of CEO compensation at risk, with realizable value dependent upon Company financial and stock price performance. During 2024, we increased our focus on at-risk and variable compensation by increasing the weighting of equity awards granted to NEOs from 40% PSUs to 60% PSUs and conversely decreasing the weighting of Restricted Shares from 60% to 40%.

The following table summarizes key components of target compensation paid to our Chief Executive Officer in 2023, 2024 and 2025.

	Mr. Boone 2023 Target Compensation	Mr. Boone 2024 Target Compensation	Mr. Boone 2025 Target Compensation	Notes
Base Salary	$750,000	$800,000	$840,000	Base salary adjusted periodically by the Committee to remain competitive
Target Annual Incentive	100% of base salary	100% of base salary	100% of base salary	Actual bonus for 2024 was $688,516 representing 86% of target
Target Long-term Incentive
◾
$650,000 in PSUs that cliff vest at the end of the three-year performance period
◾25% based upon ROIC
◾75% based upon achievement of a minimum stock price of $6.00 for at least 20 consecutive trading days at the end of the performance period

◾$990,000 in PSUs that cliff vest at the end of a three-year performance period
◾50% based upon ROIC
◾50% based on relative total shareholder return among the Company’s peer group
◾
$660,000 in restricted stock vesting 1/3 per year over three years

◾$990,000 in PSUs that cliff vest at the end of a three-year performance period
◾50% based upon Adjusted EBITDA
◾50% based on relative total shareholder return among the Company’s peer group
◾$660,000 in restricted stock vesting 1/3 per year over three years

Mr. Boone’s initial letter agreement in 2022 anticipated a combined grant of time-based restricted stock and PSUs.

Due to management transition and strategic planning activity, the granting of the PSUs was delayed until March 29, 2023.

Since 2023, Mr. Boone has received long-term incentive awards each year in the form of PSUs and Restricted Shares.

2025 Proxy Statement │ 36

CEO Compensation
Target Compensation 2023-2024	2025 Target Compensation

The incease in the total compensation paid to our Chief Executive Officer in 2024 as compared to 2023 reflects the fact that he was not eligible to receive restricted shares in 2023 as he had received restricted shares as part of his hiring package in 2022.

WHAT GUIDES OUR PROGRAM

We are one of the leaders in the specialty construction industry largely because of our highly experienced and talented people. To ensure that we are positioned for continued success in the future, we must attract, retain, and engage the talent necessary to grow, to ensure the quality and sustainability of that growth, and to produce positive long-term returns for our stockholders.

We have designed our executive compensation program to provide an externally competitive and internally equitable total rewards package that reflects individual and Company performance, job complexity, and strategic value of the position while ensuring long-term retention and motivation. To further our mission of producing superior financial returns for our stockholders, we have designed our program with the following objectives:

Objectives	Our Approach
Pay for Performance	Provide the majority of NEO pay in the form of short-term cash incentives and long-term equity incentives whose realized value is primarily dependent upon our financial performance
Stockholder Alignment

Encourage and facilitate meaningful long-term share ownership by our NEOs through annual long-term incentive (“LTI”) awards and robust share ownership guidelines supplemented by anti-hedging, anti-pledging and clawback policies

Attract and retain highly qualified talent

Target NEO compensation opportunities to be competitive for similarly situated executives in our peer group

Provide a significant portion of NEO compensation in the form of LTI awards that vest or are earned over multiple years

2025 Proxy Statement │ 37

PRINCIPAL ELEMENTS OF COMPENSATION

Following 2022, which was a year of significant management transition, a primary focus of our program during 2023 and 2024 was to ensure stability of leadership through that transition and to ensure that we were able to attract and retain new executive leadership. As noted above, the PSUs that we agreed to award Mr. Boone under his offer letter in 2022 were not awarded until 2023 following our strategic planning activities with new senior leadership and no regular annual equity grants were made to our NEOs during 2023. Beginning in 2024 and continuing into 2025, our executive compensation program has consistently included the following components:

Pay Elements	Form	Description
Base Salary	Cash (fixed)	Fixed cash payment for performing day-to-day responsibilities Critical in attracting and retaining qualified personnel
Annual Cash Bonus	Cash (variable)	Competitive annual incentive opportunity for achieving short-term financial goals and strategic objectives measured within the current year
LTI Awards	Equity (variable)

Restricted Shares with time-based vesting restrictions that provide immediate retention value and direct alignment with stockholders by encouraging long-term share ownership

PSUs with vesting tied to both absolute financial performance as well as relative financial performance among the Company’s peer group over a three-year performance period.

OUR PROCESS

THE ROLE OF THE COMPENSATION COMMITTEE

Our Board is responsible for making decisions about the compensation of our NEOs. The purpose of its Compensation Committee, which is composed solely of independent directors, is to assist the Board in discharging this responsibility by, among other things:

❖	Reviewing and discussing with management the factors underlying our compensation policies and decisions, including overall compensation objectives;
❖

Reviewing and discussing with management the relationship between the Company’s compensation policies and practices, including the extent to which those policies and practices create risks for the Company;

❖	Reviewing and approving all Company goals and objectives (both financial and nonfinancial) relevant to the compensation of the CEO;
❖	Evaluating, together with the other independent directors, the performance of the CEO in light of these goals and objectives and the quality and effectiveness of his leadership;
❖	Recommending to the Board for approval by the independent directors each element of the compensation of the CEO;
❖	Reviewing the performance evaluations of all other members of executive management (the CEO is responsible for preparing the performance evaluations of the non-CEO executive officers);
❖

Reviewing and approving (and, if applicable, recommending to the Board for approval) each element of compensation, as well as the terms and conditions of employment, of the other members of executive management; and

2025 Proxy Statement │ 38

❖	Granting all awards under our equity compensation plans and overseeing the administration of all such plans.

The Committee works closely with management and the Committee’s independent consultant to examine the effectiveness of the Company’s executive compensation program throughout the year. Details of the Committee’s authority and responsibilities are specified in its charter, which is available under “Corporate Governance” in the “Investors” section of our website at www.oriongroupholdingsinc.com.

THE ROLE OF MANAGEMENT

The CEO, who may attend part of certain Committee meetings at the Committee’s request but is not present when the Committee makes determinations regarding his compensation, assists the Committee in determining the compensation of all NEOs other than himself. Input provided by our CEO includes:

❖	Recommending any annual merit increases to the base salaries of the other NEOs;
❖	Recommending Company financial and strategic performance objectives applicable to the bonuses of the other NEOs and assisting the Committee with evaluating the Company’s performance against such objectives; and
❖	Recommending any LTI awards for other NEOs.

The other NEOs do not have a role in determining their own compensation.

THE ROLE OF THE INDEPENDENT CONSULTANT

In furtherance of the Committee’s responsibility, the Committee engages an independent advisor to assist the Committee in evaluating our executive compensation program. Meridian Compensation Partners (“Meridian”) has served as an independent advisor to the Committee since their initial engagement in 2020. Meridian reports directly and exclusively to the Committee. During 2024, Meridian provided the Committee competitive marketplace compensation data for executives and directors and commented on the competitiveness and reasonableness of our executive and director compensation programs, as well as trends and developments impacting executive pay. The Committee regularly reviews the services provided by its outside consultants and based on the information provided by Meridian, determined that they were independent in providing executive compensation consulting services.

THE ROLE OF PEER GROUPS AND MARKET DATA

Providing a competitive pay package is critical to attracting and retaining experienced talent. In order to help ensure pay levels are competitive, we consider external survey data and data from peer group compensation disclosures as important market reference points to assist well-informed compensation decisions.

The Committee periodically reviews the appropriateness of our pay posture in light of Company and individual performance, as well as other factors specific to individual executives (such as tenure and internal equity concerns). No single position in the referenced surveys or within our peer group fully captures the breadth of the responsibilities of certain of our NEOs.

For 2024 NEO compensation decisions, the Committee considered market data provided by Meridian that reflected compensation for a peer group of 16 publicly traded firms operating in the engineering and construction sector or other related sectors. While we have very few direct “peers” in the market, the companies in this group were identified in consultation with Meridian as potential competitors for talent with businesses of similar financial size and scope. Each year, the Committee reviews the peer group in order to determine whether the companies in the group remain appropriate. Each of the 16 companies included in the 2024 peer group compensation review is listed below. These same peers will be used for purposes of measuring relative TSR for the PSUs that were awarded to the NEOs in March 2024.

2025 Proxy Statement │ 39

2023/2024 COMPENSATION AND TSR PERFORMANCE PEER GROUP
Company Name	Industry Focus
Ampco-Pittsburgh Corporation	Steel
Argan, Inc.	Construction & Engineering
Construction Partners, Inc.	Construction & Engineering
Eagle Materials	Construction Materials
Great Lakes Dredge & Dock	Construction & Engineering
Gulf Island Fabrication	Oil & Gas Equipment & Services
IES Holdings	Construction & Engineering
INNOVATE Corp.	Construction & Engineering
Insteel Industries	Building Productions
L.B. Foster Company	Industrial Machinery
Limbach Holdings, Inc.	Construction & Engineering
Matrix Service Company	Construction & Engineering
Northwest Pipe Company	Construction & Engineering
Sterling Infrastructure, Inc.	Construction & Engineering
Team, Inc.	Environmental & Facilities Svcs.
VSE Corporation	Diversified Support Services

At the time of the annual review for 2024 NEO compensation, our annual revenues fell within the middle range of the peer group. Every year, the Committee reviews the composition of this group to determine continued applicability. As a result of that review, which occurred in late 2024, the Compensation Committee approved a more focused peer group consisting of ten companies exclusively in the engineering and construction industry that we consider to be more direct competitors for talent.  The Committee used this new peer group in March 2025 for purposes of benchmarking NEO incentive awards and salary adjustments.  These same peers will be used for purposes of measuring relative financial performance for the PSUs that were awarded to the NEOS in March 2025.

2024/2025 COMPENSATION AND PERFORMANCE PEER GROUP
Company Name	Industry Focus
Construction Partners, Inc.	Construction & Engineering
Dycom Industries, Inc.	Construction & Engineering
Granite Construction Incorporated	Construction & Engineering
Great Lakes Dredge & Dock	Construction & Engineering
IES Holdings, Inc.	Construction & Engineering
Matrix Service Company	Construction & Engineering
MYR Group	Construction & Engineering
Primoris Services Corporation	Construction & Engineering
Southland Holdings	Construction & Engineering
Sterling Infrastructure, Inc.	Construction & Engineering

To supplement the peer group data (which were collected from proxy compensation disclosures), Meridian also provided compensation information for growth companies outside of the industry that were of the same size as the Company and private companies within the same industry.  Meridian also provided compensation statistics from a review of compensation survey data. Data reflected compensation rates across a broad group of general industry companies with revenues comparable to our own. Using a robust survey sample in combination with peer

2025 Proxy Statement │ 40

group data, supplemented by growth company and private company compensation data  (along with the practice of reviewing market quartiles as opposed to averages) mitigates the impact of outliers, year-over-year volatility of compensation levels, and the risk of selection bias.

2024 executive compensation program in detail

Base Salary

Our primary objective with respect to the base salary levels of our NEOs is to provide sufficient fixed cash income to attract and retain these experienced and valuable executives in a competitive market for executive talent. The base salaries of our NEOs are reviewed and adjusted (if appropriate) annually to reflect, among other things, economic conditions, base salaries for comparable positions from a review of market data discussed previously, the tenure and performance of the officers, and the base salaries of the officers relative to one another.

In light of economic conditions, peer group and industry data, each of Mr. Boone’s and Mr. Earle’s respective tenure and performance with the Company, the base salary of Mr. Boone was increased from $800,000 to $840,000, and the base salary of Mr. Earle was increased from $410,000 to $435,000. Both of these increases were made effective April 2025.  The Committee elected to maintain Mr. Thanisch’s base salary of $450,000, which the Committee determined to be competitive for a similarly situated Chief Financial Officer in the current market.  The following table reflects NEO base salaries for 2023 and 2024, and approved NEO salaries for 2025.

NEO	2023 Annual Base Salary	March 2024 Annualized Base Salary	April 2025 Annualized Base Salary
Mr. Boone	$ 750,000	$ 800,000	$ 840,000
Mr. Thanisch	$ 425,000	$ 450,000	$ 450,000
Mr. Earle	$ 410,000	$ 410,000	$ 435,000

Annual Cash Incentives Overview

Annual cash incentive opportunities for Messrs. Boone, Earle and Thanisch during 2024 were provided through our NEO Bonus Plan (“NBP”), as described below.

NEO Bonus Plan Design

Under the NBP, annual target incentive opportunities are expressed as a percentage of base salary and are established by the Committee based on the NEO’s level of responsibility and his ability to impact overall results. Actual bonus payouts under the plan are typically contingent upon achievement of specific financial and strategic goals, as shown:

Corporate Financial Performance (Adjusted EBITDA) Weighted 70%	+	Strategic Goal Achievement Weighted 30%	=	Earned Bonus

2025 Proxy Statement │ 41

2024 Goals And Achievement

Our 2024 NBP included a mix of Company financial and strategic goals.

Financial Performance (70% weight)

	Performance Goals			Actual	Percent of Target Earned
Category	Threshold	Target	Maximum
Adjusted EBITDA $MM	$37.1	$46.4	$69.6	$41.9	75.8%

In addition to financial performance, the Committee evaluated achievement relative to Company strategic goals.

Strategic Goals (30% weight)

The Committee evaluated strategic goal achievement based upon the accomplishments described below. Each of our NEOs were assessed based upon the extent to which each contributed to these achievements.

Strategic Accomplishments in 2024
• Increased bonding capacity
• Attracted and retained talent
• Invested in key equipment

Award Determination For 2024 Performance

The table below provides a summary of how the financial, strategic, and individual performance assessments combined to produce individual bonus payouts for each of our NEOs.

Executive	Approved Payout Factor	Target Bonus	Approved Bonus

Mr. Boone	86%	$800,000	$688,516
Mr. Thanisch	70%	$337,500	$236,250
Mr. Earle	83%	$246,000	$204,339

Long-Term Equity Incentives

Consistent with the Company’s compensation philosophy, the Committee believes that LTI awards should promote improvements to stockholder value and strongly align the interests of our NEOs with those of our stockholders. Specifically, NEOs should hold a meaningful amount of unvested equity, which not only aligns their long-term interests with those of our stockholders, but also serves as an effective retention tool.

In 2024, the Committee returned to a more routine practice of issuing annual equity awards to senior management as opposed to prior years that were dominated by new hire and ad hoc equity awards.  Equity awards granted to NEOs from 2021 through 2023 were weighted

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60% Restricted Shares and 40% PSUs.  In an effort to increase the proportion of NEO compensation that is performance based, the Committee decided to change the weightings for equity awards granted to NEOs in 2024 to be 60% PSUs and 40% Restricted Shares, which is more consistent with the weightings used for the equity awards granted to NEOs in 2019 and 2020.  We anticipate continuing our routine annual grant of equity awards in 2025, as discussed later in this CD&A.

Mr. Earle’s new hire LTI grants were made upon his hiring in November 2023 and are weighted 60% ($300,0000) in time-based restricted stock that vest in equal annual tranches over a period of three years and 40% ($200,000) in PSUs.  The performance conditions for Mr. Earle’s PSUs were approved by the Compensation Committee in March 2024. These PSUs may be earned at the end of a three-year performance period based upon relative total shareholder return among the Company’s peer group (weighted at 50%) and ROIC performance over the same time period (weighted at 50%).  In light of these new hire awards made upon his hiring in November 2023, the Committee elected not to grant Mr. Earle any new equity awards in 2024.

Mr. Boone & Mr. Thanisch: In 2024, each of Messrs. Boone and Thanisch received equity awards weighted 40% in Restricted Shares that vest ratably over three years and 60% in PSUs that cliff vest at the end of a three-year performance period.  The PSUs may be earned based upon Company financial performance over a three-year period ending December 31, 2026, with 50% tied to absolute ROIC performance and 50% tied to relative total shareholder return among the Company’s peer group (the “2024 PSU Awards”).

2024 Performance Unit Design
Return on Invested Capital (50% Weight)	Relative Total Shareholder Return (50% Weight)
◾
Shares may be earned at the end of three years based upon achievement of a pre-established target level of average annual ROIC over a three-year period.
◾
The Compensation Committee chose ROIC as a performance measure due to the importance of capital efficiency to our business strategy, and its importance as a long-term measure of value creation.

◾
Shares may be earned at the end of three years based upon total shareholder return over the period relative to that of other companies in the performance peer group.
◾
The Compensation Committee chose relative total shareholder return as a performance measure for the 2024 PSU awards to enhance shareholder alignment and to emphasize the importance of growing shareholder value relative to the Company’s peers.

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2024 Long-Term Incentive Award Grants

The table below shows the long-term incentive awards granted in 2024 to each of the NEOs.

NEO	PSUs	Time-Based	Total Grant Value (3)
	(#) (1)	Restricted Stock(2)
		(#)
Mr. Boone	120,453	80,302	$2,031,236
Mr. Thanish	43,801	29,201	$738,631
Mr. Earle (3)	41,068	-	$463,658

(1)	PSUs are listed at target and cliff vest at the end of three years based on 50% ROIC and 50% Relative Total Shareholder Return. The number of shares that may ultimately be issued upon settlement of the PSUs ranges from 0% to 200% with respect to each the ROIC portion and the Relative TSR portion of the award.

(2)	Mr. Boone and Mr. Thanisch’s time-based Restricted Shares vest ratably over three years on March 20, 2025; March 20, 2026; and March 20, 2027.

(3)	Represents the grant date fair value of equity awards granted during the fiscal year as determined under ASC Topic 718. Includes both our time-based Restricted Shares and our PSUs. We value our Restricted Shares and the ROIC portion of our PSUs at the closing price of a share of our common stock on the grant date. The Relative TSR portion of the award is valued using a Monte Carlo simulation model. For more information on how we value our equity awards, please see Note 15 of the notes to our audited financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024.

(4)	Mr. Earle’s 41,068 PSUs were included as part of his offer package in November 2023, but the applicable performance conditions were not approved by the Compensation Committee until March 2024 which is why they are included in this table.

2024 Long-Term Incentive Program

Due to executive transition, our 2022 and 2023 NEO LTI grants were not representative of a “routine” year for our executive compensation program. For 2024, the Committee approved more routine grants that included both time-based Restricted Shares and PSUs, as summarized below.

40% of total value)	30% of total value)	TSR 30% of total value)
2024 Long-Term Incentive Plan Design
Time-Vested Restricted Shares (40% of total value)	PSUs Absolute ROIC (30% of total value)	PSUs Relative TSR (30% of total value)
◾ Shares will vest in equal annual increments over three years.	◾ Shares may be earned at the end of three years based upon achievement of a pre-established target level of average annual ROIC over a three-year period.	◾ Shares may be earned at the end of three years based upon our total shareholder return (TSR) performance relative to our performance peer group.

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OTHER PROGRAMS, POLICIES AND GUIDELINES

Stock Ownership Requirements

To further enhance our executives’ and directors’ focus on stockholder alignment, our executive compensation program includes stock ownership requirements for our NEOs and our directors. The required ownership levels are expressed as a multiple of annual base salary (for NEOs) or a multiple of the annual Board retainer (for directors), as summarized in the table below:

Covered Position	Stock Ownership Requirement (Minimum Value)
CEO	3.0x
CFO	2.0x
Other NEOs	1.5x
Directors	3.0x

Shares that may be counted toward the satisfaction of these guidelines include shares held outright, through benefit plans or in trust, unvested Restricted Shares, and the in-the-money value of unexercised stock options. Directors and NEOs have five years from the date first subject to these guidelines to comply with the applicable minimum ownership requirement. As of December 31, 2024, each of our non-employee directors and executive officers was in compliance with these ownership guidelines or otherwise within the five-year initial grace period.

Benefits

Each NEO is eligible to participate in the same benefit plans and programs that are (or in the future may be) available to our other salaried employees, including any profit-sharing plan, thrift plan, health insurance or health care plan, disability insurance, pension plan, supplemental retirement plan, vacation and sick leave plan, and other similar plans. This also includes our 401(k) plan, which provides that we match 100% on the first 3% of eligible compensation contributed to the plan, and 50% on the next 2% of eligible compensation contributed to the plan. This also includes our Employee Stock Purchase Plan, which provides participants with the opportunity to purchase shares of the Company at a 15% discount to the lower of the price of the Company’s shares on the start date or end date of a six-month measurement period.

Each of our NEOs is also eligible to participate in our Medical Expense Reimbursement Plan, which reimburses our NEOs and other senior management for qualifying expenses that are not otherwise covered by our standard health insurance or health care plans. We do not offer any other supplemental benefits or perquisites for our NEOs that are not generally available to other salaried employees in the organization, except for auto allowances, which are provided to a number of our personnel.  We believe providing our NEOs with an auto allowance and reimbursing their qualifying medical expenses meet a legitimate business need and are competitively appropriate.

We do not own any interest in or lease any aircraft, nor do we pay or reimburse any country club memberships, nor do we provide any retirement benefits beyond what is generally available to all employees. However, the Committee in its discretion may revise, amend, or add to the officers’ executive benefits and perquisites as it deems advisable.

The Committee reviews the overall cost to us of our benefit programs generally on an annual basis or when changes are proposed. The Committee believes that the benefits provided by these programs have been important factors in attracting and retaining key employees, including the NEOs.

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INSIDER TRADING POLICY

We have established policies prohibiting our officers, directors, and employees from purchasing or selling Company securities while in possession of material, nonpublic information, or otherwise using such information for their personal benefit or in any manner that would violate applicable laws and regulations. In addition, our policies prohibit our officers, directors, and employees from speculating in our stock, which includes short selling (profiting if the market price of our stock decreases), buying or selling publicly traded options (including writing covered calls), hedging, or any other type of derivative arrangement that has a similar economic effect.  Furthermore, our established policies prohibit (i) trading in the securities of other companies about which an individual has obtained or received material nonpublic information by virtue of his/her relationship with our Company; and (ii) communicating any such material nonpublic information (of Orion or another company with which Orion does business) to others who may trade on or while in possession of such information. These policies apply equally to transactions by the Company itself in its own securities.

RISKS ARISING FROM COMPENSATION POLICIES AND PRACTICES

The Compensation Committee, with the assistance of Meridian, has assessed our compensation policies and practices and concluded that they do not create risks that are reasonably likely to have a material adverse effect on the Company. The risk assessment process included, among other things, a review of (i) all key incentive compensation plans to ensure that they are aligned with our pay-for-performance philosophy and include performance metrics that meet and support corporate goals, and (ii) the overall compensation mix to ensure an appropriate balance between fixed and variable pay components and between short-term and long-term incentives. The objective of the process was to identify any compensation plans and practices that may encourage employees to take unnecessary risk that could threaten the Company. No such plans or practices were identified.

AGREEMENTS WITH OUR NAMED EXECUTIVE OFFICERS

As of the Record Date, each of our NEOs was party to an employment agreement with the Company that includes a fixed term that expires in September 2026. It has not been determined whether these employment agreements will be renewed beyond September 2026. The post-employment compensation provisions of each of these employment agreements is described under the related heading below.  Each of the employment agreements provides severance benefits in the event of certain qualifying termination events.

POST-EMPLOYMENT COMPENSATION

Under their employment agreements, Messrs. Boone, Earle and Thanisch are entitled to certain severance benefits in the case of a qualifying termination. Severance payments following a change in control are subject to a double trigger and we do not provide excise tax gross-up payments.

Absent a change in control, in the event of a resignation for “good reason” or a termination without “cause” (as such terms are defined in the agreement), each of our NEOs is entitled to continued payment of their respective base salary at the time for one year after termination and a lump sum payment equal to any earned but unpaid bonus with respect to the Company’s most recently completed fiscal year. Following a change in control, in the event a resignation for “good reason” or a termination without “cause,” each of our NEOs is entitled to receive a lump sum payment equivalent to a multiple of the NEO’s base salary and a multiple of the most recent bonus awarded to the NEO (a “Change-in-Control Severance Payment”). In the case of Messrs. Boone, Earle and Thanisch, each of their respective employment agreements provide for a Change-in-Control Severance payment equal to 36 months of salary and 3.0 times the bonus paid to the NEO for the most recently completed fiscal year prior to the NEO’s termination date.

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With respect to unvested equity, NEOs may exercise vested stock options following termination, but upon termination, all unvested Restricted Shares and PSUs lapse according to the terms of our long-term incentive plan.

The Company provides these contractual severance benefits in order to help support retention of valuable executive talent, to ease any transition between executive officers and to ensure that executives remain focused on the best interests of stockholders — particularly in the context of any potential transaction. The Committee believes that the severance benefits agreed to in the case of these termination events are reasonable in light of the potential value delivered to stockholders in return. See “Executive Compensation — Potential Payments Upon Termination or Change in Control” below.

Equity grant practices

Our Compensation Committee typically meets during the first or second quarter following the end of each calendar year to review the performance of the Company and the executives of the Company. At these meetings, all compensation recommendations are made, including recommendations regarding adjustments to the annual base salaries of the executive officers, if any, as well as determination of annual incentive payments and equity awards. To the extent the Compensation Committee approves new equity-based awards for employees (including NEOs) during the first or second fiscal quarter of a year, the grant date of such awards is typically in March. Our Compensation Committee does not take material nonpublic information into account when determining the timing and terms of equity awards, nor does the Company time the disclosure of material nonpublic information for the purpose of affecting the value of executive compensation. In an effort to minimize the impact of stock price volatility on equity award grants, the Compensation Committee uses a ten-day average closing stock price for purposes of calculating equity award grant amounts for employees (including NEOs). The Company currently does not grant stock options.

TAX DEDUCTIBILITY OF COMPENSATION

The Committee considers certain tax implications when designing our executive compensation programs and certain specific awards. However, the Committee believes that stockholders’ interests may best be served by offering compensation that is not fully deductible, where appropriate, to attract, retain and motivate talented executives. Accordingly, the Committee has discretion to authorize compensation that does not qualify for income tax deductibility.

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COMPENSATION COMMITTEE REPORT

The Committee has reviewed and discussed with our management the Compensation Discussion and Analysis included in this Proxy Statement. Based on this review and discussion, the Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Proxy Statement and incorporated by reference in our Annual Report on Form 10-K for the year ended December 31, 2024.

Compensation Committee of the Board of Directors

Margaret M. Foran (Chair)

Michael J. Caliel

Quentin P. Smith, Jr.

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EXECUTIVE COMPENSATION

The table below sets forth information regarding compensation earned by, awarded to, or paid to anyone who served as a NEO of the Company during 2024.

Summary Compensation Table

Name	Year	Salary [1]	Bonuses	Non-Equity Incentive Plan Compensation [2]	Equity Awards [3]	All Other Compensation [4]	Total
Travis J. Boone	2024	$800,000	$-	$688,516	$2,031,236	$88,880	$3,608,632
President & CEO	2023	$750,000	$-	$750,000	$650,000	$277,710	$2,427,710
	2022	$216,346	$188,000	$-	$1,200,000	$5,708	$1,610,054
G. Scott Thanisch	2024	$450,000	$-	$236,250	$738,631	$78,899	$1,503,780
EVP, CFO & Treasurer	2023	$425,000	$-	$318,750	$240,000	$97,429	$1,081,179
	2022	$122,596	$94,000	$-	$360,000	$7,916	$584,512
E. Chipman Earle, EVP,	2024	$410,000	$-	$204,339	$463,658	$46,201	$1,124,198
CCO, CAO, GC & Corporate Secretary	2023	$31,538	$-	$-	$300,000	$2,581	$334,119

1 Salary paid during each respective year. Messrs. Boone and Thanisch were employed beginning September 12, 2022. Mr. Earle was employed beginning November 27, 2023.

2 For information regarding the NBP for fiscal 2024, please see the discussion entitled “2024 Executive Compensation Program in Detail – Annual Cash Incentives Overview” in the Compensation Discussion and Analysis section of this proxy statement.

3 Represents the grant date fair value of equity awards granted during the fiscal year as determined under ASC Topic 718. Includes both our time-based Restricted Shares and our PSUs. We value our Restricted Shares and the ROIC portion of our PSUs at the closing price of a share of our common stock on the grant date. The Relative TSR portion of the award is valued using a Monte Carlo simulation model. For more information on how we value our equity awards, please see Note 15 of the notes to our audited financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024. For more information on the equity awards granted during fiscal 2024, please see the next table (“Grants of Plan Based Awards”).

4 The 2024 figure for each NEO includes: (a) an automobile allowance for Mr. Boone ($8,654), Mr. Thanisch ($15,000) and Mr. Earle ($15,000); and (b) PTO payout for Mr. Boone ($48,786) and Mr. Thanisch ($32,672). Additionally, the Company paid a matching contribution under the 401(k) Plan ($13,800 for Mr. Boone, $13,587 for Mr. Thanisch and $13,561 for Mr. Earle), as well as the monthly premiums of $1,427 per month for a medical expense reimbursement plan for each of Messrs. Boone ($17,640), Thanisch ($17,640), and Earle ($17,640).

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Grants of Plan Based Awards

The table below provides additional information regarding equity and non-equity incentive plan awards granted to our NEOs during the fiscal year ended December 31, 2024.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards[1]			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units	Grant Date Value of Stock and Option Awards[3]
								(#)	($)
Name and	Grant Date	Threshold ($)	Target	Maximum	Threshold	Target	Maximum (#)
Type of Grant			($)	($)	(#)	(#)
Travis J. Boone
Annual Cash Incentive	─	$400,000	$800,000	$1,600,000	─	─	─	─	─
Restricted Shares	3/20/2024	─	─	─	─	─	─	80,302	$671,325
PSUs	3/20/2024	─	─	─	60,227	120,453	240,906	─	$1,359,911
G. Scott Thanisch
Annual Cash Incentive	─	$168,750	$337,500	$675,000	─	─	─	─	─
Restricted Shares	3/20/2024	─	─	─	─	─	─	29,201	$244,120
PSUs	3/20/2024	─	─	─	21,901	43,801	87,602	─	$494,510
E. Chipman Earle[2]
Annual Cash Incentive	─	$123,000	$246,000	$492,000	─	─	─	─	─
PSUs	3/20/2024	─	─	─	20,534	41,068	82,136	─	463,658

1.	Represents the threshold, target and maximum possible awards that could be earned by each NEO under our NBP for fiscal 2024 performance. The actual amount paid to each NEO under the NBP for 2024 performance is reported in the Summary Compensation Table under “Non-Equity Incentive Plan Compensation.”
2.	Mr. Earle received his time-based restricted stock in November 2023, as part of his sign-on package.
3.	Represents the grant date fair value of our equity awards, as determined under ASC Topic 718. PSUs are included at target.

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Outstanding Equity Awards at Fiscal Year End 2024

The following table reflects all outstanding equity awards held by our NEOs as of the year ended December 31, 2024:

		Stock Awards
		All Other Stock Awards(1)		Equity Incentive Plan Awards(2)
NEO	Grant Date	Number of Shares or Units of Stock That Have Not Vested	Market Value of Shares or Units of Stock That Have Not Vested(3)	Number of Shares or Units of Stock That Have Not Vested	Market Value of Shares or Units That Have Not Vested(3)
		(#)	($)	(#)	($)

Travis J. Boone	8/15/2022	148,697	$1,089,949
	3/29/2023			241636	$1,771,192
	3/20/2024	80,302	$588,614	120,453	$882,920

Scott Thanisch	9/12/2022	43,636	$319,852
	3/29/2023			87273	$639,711
	3/20/2024	29,201	$214,043	43,801	$321,061

E. Chipman Earle	11/27/2023	41,067	$301,021
	3/20/2024			41,068	$301,028

(1)	The 2022 grants to Messrs. Boone and Thanisch, the 2023 grant to Mr. Earle and the 2024 grants to Messrs. Boone and Thanisch represent time-based restricted stock, one-third of which, subject to the holder’s continued employment, vest on the first, second and third anniversaries of the grant date.
(2)	The 2023 grants to Messrs. Boone and Thanisch and the 2024 grants to Messrs. Boone, Thanisch and Earle represent PSUs that cliff vest on the third anniversary of the date of grant, subject to satisfaction of specific performance conditions and the holder’s continued employment. The equity incentive plan awards are included at target.
(3)	Based on the $7.33 closing price of a share of our common stock on the last trading day of the 2024 fiscal year.

OPTION EXERCISES AND STOCK VESTED IN FISCAL YEAR ENDED 2024

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise	Option Value Realized on Exercise	Number of Shares Acquired on Vesting	Value Realized on Vesting (*)
	(#)	($)	(#)	($)
Travis J. Boone (1)	-	-	148,699	$1,073,607
G. Scott Thanisch (2)	-	-	43,636	$254,398
E. Chipman Earle (3)	-	-	20,535	$180,092
* Determined based on the closing price of a share of our common stock on the date of vesting.

(1)	Represents the August 15, 2024 vesting of one-third of the August 15, 2022 restricted share grant.
(2)	Represents the September 12, 2024 vesting of one-third of the September 12, 2022 restricted share grant.
(3)	Represents the November 27, 2024 vesting of one-third of the November 27, 2023 restricted share grant.

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CEO PAY RATIO DISCLOSURE

We determined that the 2024 annual total compensation of the median compensated employee who was employed as of December 31, 2024, other than our CEO, Travis J. Boone, was $69,160. Mr. Boone’s 2024 annual total executive compensation as reported in the Summary Compensation Table totaled $3,608,632 and the ratio of these amounts was 52 to 1. As of December 31, 2024, we had a total of 1,882 employees, including temporary employees and independent contractors paid by third parties but excluding Mr. Boone.

To identify the median employee compensation, we used a consistently applied compensation measure (“CACM”) of base salary plus overtime, bonuses, and auto allowance for fiscal 2024, annualizing the CACM for those employees hired during 2024.

This pay ratio is a reasonable estimate calculated in a manner consistent with SEC rules based on our payroll and employment records and the methodology described above. The SEC rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their compensation practices. As such, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies may have different employment and compensation practices and may use different methodologies, exclusions, estimates, and assumptions in calculating their own pay ratios.

Pay-Versus-Performance

 The following table presents certain information regarding compensation paid to the Company’s CEO and other NEOs, and certain measures of financial performance, for the three years ended December 31, 2024.  The amounts shown below are calculated in accordance with Item 402(v) of Regulation S-K.

In this table, executive pay is presented in two ways: (1) total compensation as disclosed in the Summary Compensation Table (“SCT”) for the relevant year and (2) “compensation actually paid” (“CAP”) for the same year, calculated as required by SEC rules, which is intended to, among other things, adjust SCT totals to capture year-over-year changes in the value of unvested equity awards that are outstanding at the end of that year or vest during that year.

A description of the relationship between executive pay and certain performance metrics are located below the table.

For further information regarding our pay-for-performance philosophy and how we align executive compensation with our performance, please see “Compensation, Discussion and Analysis.”

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Pay for Performance Table

	Current PEO (1)		Former PEO (2)		Former PEO (3)		All Other NEOs (4)		Value of Initial Fixed $100 Investment Based on	Value of Initial Fixed $100 Investment Based on
									Company TSR	Peer Group TSR
Year	SCT Total (5)($)	CAP (6)($)	SCT Total (5)($)	CAP (6)($)	SCT Total (5)($)	CAP (6)($)	Average SCT Total (5)($)	Average CAP	(7)($)	(8)($)	Net Loss	Adjusted EBITDA
								(6)($)			($ millions)	($ millions)
2024	$3,608,632	$4,320,860	$-	$-	$-	$-	$1,313,989	$1,395,165	$148	$298	$(2)	$42
2023	$2,427,710	$3,887,375	$-	$-	$-	$-	$678,526	$834,938	$100	$171	$(18)	$24
2022	$1,416,346	$1,278,057	$1,685,385	$1,575,347	$817,354	$(514,264)	$523,386	$390,689	$48	$104	$(13)	$23
2021	$-	$-	$-	$-	$2,032,150	$2,155,691	$936,557	$561,013	$76	$118	$(15)	$17

(1) Current PEO refers to Travis J. Boone, who was appointed as our President and CEO as of September 12, 2022.

(2) Refers to Austin J. Shanfelter, who served as Interim Chief Executive Officer and Interim Chief Financial Officer from April 6, 2022 to September 12, 2022.

(3) Refers to Mark R. Stauffer, who served as President and CEO during 2021 and through April 6, 2022.

(4) All Other NEOs refers to all named executive officers, other than the PEO or former PEOs, who were designated as such under the SEC’s executive compensation disclosure rules based on their position and the compensation paid to them during the relevant year shown in the chart. All Other NEOs for each year consists of the following officers: for 2024 Messrs. Thanisch and Earle, for 2023, Messrs. Buchler, Earle and Thanisch, for 2022, Mr. Thanisch and Mr. Buchler and for 2021, Mr. Tabb and Mr. Buchler.

(5) The totals in these columns reflect amounts (or averages) reported in our Summary Compensation Table for the applicable year.

(6) The amounts reported in this column represent the amount of “compensation actually paid,” or “CAP,” as computed in accordance with Item 402(v) of Regulation S-K. To calculate CAP, the corresponding SCT total was adjusted as detailed below as required by SEC rules. For a reconciliation of SCT to CAP, please see the next two tables.

(7)Reflects the cumulative shareholder return over the relevant measurement period, computed in accordance with SEC rules, assuming an investment of $100 in our common stock at a price per share equal to the closing price of our common stock on the last trading day before the commencement of the earliest fiscal year in the table and the measurement end point of the closing price of our common stock on the last trading day of the fiscal year in the table. With respect to the measurement period reflected in the table, the closing price of our common stock on December 31, 2020 was $4.96, on December 31, 2021 was $3.77, on December 31, 2022 was $2.38, on December 31, 2023 was $4.94, and on December 31, 2024 was $7.33.

(8)The peer group data reflects our compensation peer group as approved by the Compensation Committee for 2025, a focused peer group consisting of ten companies exclusively in the engineering and construction industry that we consider to be direct competitors for talent.

To calculate the amounts in the “Compensation Actually Paid to PEO” columns in the table above, the following amounts were deducted from and added to (as applicable) our PEO’s “Total” compensation as reported in the Summary Compensation Table:

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SCT to CAP Reconciliation — PEOs (A)
		Adjust Value of			Adjust for Incremental Increase/(Decrease)
		Current Year’s Equity Grant			in Value of All Other Outstanding Equity Grants
Year	SCT Total ($)	Subtract Grant Date Fair Market Value as reported in SCT ($)(1)	Add Fair Market Value Unvested at 12/31 ($)	Add Fair Market Value for Vested during Year ($)	Unvested Awards as of 12/31 ($)	Vested during Year ($)	Forfeited during Year ($)	Ending CAP ($)
2024	$3,608,632	$(2,031,236)	$1,471,534	$-	$932,896	$339,034	$-	$4,320,860
2023	$2,427,710	$(650,000)	$1,193,682	$-	$761,334	$154,649	$-	$3,887,375
2022 (A)	$1,416,346	$(1,200,000)	$1,061,711	$-	$-	$-	$-	$1,278,057
2022(B)	$1,685,385	$(1,200,000)	$597,132	$492,830	$-	$-	$-	$1,575,347
2022 (C)	$817,354	$-	$-	$-	$-	$(195,713)	$(1,135,905)	$(514,264)
2021	$2,032,150	$(1,322,200)	$1,122,966	$423,613	$(235,726)	$134,888	$-	$2,155,691

(1)	Represents the grant date fair value of the equity awards to our PEOs, as reported in the Summary Compensation Table.

To calculate the amounts in the “Compensation Actually Paid to Non-PEO NEOs” column in the table above, the following amounts were deducted from and added to (as applicable) the average “Total” compensation of our Non-PEO NEOs as reported in the Summary Compensation Table:

SCT to CAP Reconciliation — Average of All Other NEOs (A)
		Adjust Value of			Adjust for Incremental Increase/(Decrease)
		Current Year’s Equity Grant			in Value of All Other Outstanding Equity Grants
Year	SCT Total ($)	Subtract Grant Date Fair Market Value as reported in SCT ($)(1)	Add Fair Market Value Unvested at 12/31 ($)	Add Fair Market Value for Vested during Year ($)	Unvested Awards as of 12/31 ($)	Vested during Year ($)	Forfeited during Year ($)	Ending CAP ($)
2024	$1,313,989	$(601,145)	$418,067	$-	$205,511	$58,743	$-	$1,395,165
2023	$678,526	$(180,000)	$245,148	$-	$83,574	$45,770	$(38,080)	$834,938
2022	$523,386	$(255,000)	$155,782	$75,000	$(75,370)	$(33,110)	$-	$390,689
2021	$936,557	$(540,900)	$199,727	$141,206	$(41,946)	$41,202	$(174,833)	$561,013

(1)	Represents the grant date fair value of the equity awards to our Non-PEO NEOs, as reported in the Summary Compensation Table.

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Relationship Between Compensation Actually Paid and Company Performance

The graphs below show the relationship between the CAP amounts for our PEO and the average CAP amounts for our other NEOs for the referenced years, as compared to (1) our cumulative TSR, (2) the cumulative peer group TSR, (3) our net income, and (4) our adjusted EBITDA.

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Potential Payments Upon Termination or Change in Control

Overview

This section describes the benefits payable to our NEOs in two circumstances:

(1)Change in control; and,
(2)Termination of employment

Employment Arrangements with Certain Officers

During the year ended December 31, 2024, we were party to employment agreements established with each of Messrs. Boone, Earle and Thanisch.  Mr. Earle signed an offer letter agreement in 2023 that established his role and compensation, but he did not enter into an employment agreement with the Company until March 20, 2024. Each of the employment agreements with the NEOs expires per its terms in September 2026 and provides for a base salary, a potential bonus, severance payments under certain circumstances, and participation in our benefit plans and programs.

Annualized base salaries on December 31, 2024 for each of our then NEOs, who have an employment commitment as of the Record Date, were as follows: Travis J. Boone - $800,000, G. Scott Thanisch - $450,000, and E. Chipman Earle - $410,000.  Under the agreements, in the event of a resignation for good reason or a termination without cause on or after the Record Date, each officer is entitled to severance benefits in the form of salary continuation payments for a period of one year if the termination is not in connection with a change of control.

These agreements also provide for certain change of control benefits.  Each officer is entitled to severance benefits in the form of salary continuation payments for a set period of time in the event of a resignation for good reason or a termination without cause, if the termination occurs within three months prior to, or within 12 months after, a change of control.  Such period is three years for each officer under his employment agreement.  If necessary, the amount of the severance payments will be reduced to an amount such that the aggregate payments and benefits to be provided to the officer do not constitute a parachute payment subject to a federal excise tax.

The agreements also include confidentiality provisions without a time limit, and non-solicitation and non-competition provisions that apply during the periods specified in the agreements.

For this purpose, the term “change in control” or “during a protection period” generally means

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the occurrence of any of the following events:

◾	A “change in the ownership of the Company” which will occur on the date that any one person, or more than one person acting as a group, acquires ownership of our stock that, together with stock held by such person or group, constitutes more than 50% of the total fair market value or total voting power of our stock. However, the following acquisitions will not constitute a change in control: (i) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by us or any entity controlled by us or (ii) any acquisition by investors (immediately prior to such acquisition) of us for financing purposes, as determined by the Compensation Committee in its sole discretion.
◾	A “change in the effective control of the Company” which will occur on the date that either (i) any one person, or more than one person acting as a group, acquires ownership of our stock possessing 35% or more of the total voting power of our stock, excluding (y) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by us or (z) any acquisition by investors (immediately prior to such acquisition) of us for financing purposes, as determined by the Compensation Committee in its sole discretion, or (ii) a majority of the members of the Board are replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of the appointment or election.
◾	A “change in the ownership of a substantial portion of the Company’s assets” which occurs on the date that any one person, or more than one person acting as a group, acquires our assets that have a total gross fair market value equal to or more than 40% of the total gross fair market value of all our assets immediately prior to such acquisition.

The agreements also provide for termination of employment unrelated to a change in control (as defined above) if the executive is terminated without cause (as defined below) or he voluntarily terminates his employment for good reason (as defined below).

The term “cause” means: (a) a material breach by the executive of the noncompetition and confidentiality provisions of the agreement; (b) the commission of a criminal act by the executive against us, including, but not limited to, fraud, embezzlement or theft; (c) the conviction, plea of no contest or nolo contendere, deferred adjudication or unadjudicated probation for any felony or any crime involving moral turpitude; or (d) the executive’s failure or refusal to carry out or comply with any lawful directive of our Board of Directors consistent with the terms of the agreement which is not remedied within 30 days after receipt of notice from us.

The term “good reason” means: (a) a reduction of the executive’s base salary without his consent; (b) a substantial reduction of his duties (without his consent) from those in effect as of the effective date of the agreement or as subsequently agreed to by the executive and us; or (c) the relocation of the executive’s primary work site to a location greater than 50 miles from the current work site as of the effective date of the agreement.

The benefits payable to each NEO in each circumstance are contained in the provisions of that NEO’s agreement.  These benefits ensure that the executive is motivated primarily by the needs of the Company as a whole, and not by circumstances that are outside the ordinary course of business. In general, the executive is assured that he will receive a continued level of compensation if his employment is adversely affected by the termination of employment or a change in control of the Company.

Payment of these benefits is conditional upon the Company’s receipt of appropriate waivers and a release from all claims against the Company.

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Summary of Payments

The table below summarizes the benefits payable to each NEO in the various termination scenarios. No benefits are payable if an executive voluntarily terminates employment without good reason, or employment is terminated by us for cause.

In all cases, the executive has the right to exercise vested stock options. Equity awards for which vesting has not occurred will be forfeited according to the provisions of the applicable Long-Term Incentive Plan.

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The tables below assume that the terminations took place on and with salaries in effect on December 31, 2024, but are based upon the terms of Mr. Boone’s and Mr. Thanisch’s employment agreements dated September 27, 2023, and Mr. Earle’s employment agreement dated March 20, 2024.

Travis J. Boone	Death	Involuntary termination without cause or for good reason, not during a protection period	Involuntary termination without cause or for good reason, and during a protection period
	or		(change of control)
	Disability
Severance	$-	$800,000	$2,400,000
Annual Incentive	-	-	2,400,000
Car Allowance	-	15,000	45,000
Transitional Health Care Reimbursement	-	30,000	90,000
Unvested restricted shares and PSUs(1)	-	-	4,332,675
Total	$-	$845,000	$9,267,675

G. Scott Thanisch	Death	Involuntary termination without cause or for good reason, not during a protection period	Involuntary termination without cause or for good reason, and during a protection period
	or		(change of control)
	Disability
Severance	$-	$450,000	$1,350,000
Annual Incentive	-	-	1,012,500
Car Allowance	-	15,000	45,000
Transitional Health Care Reimbursement	-	30,000	90,000
Unvested restricted shares and PSUs(1)	-	-	1,494,668
Total	$-	$495,000	$3,992,168

E. Chipman Earle	Death	Involuntary termination without cause or for good reason, not during a protection period	Involuntary termination without cause or for good reason, and during a protection period
	or		(change of control)
	Disability
Severance	$-	$410,000	$1,230,000
Annual Incentive	-	-	-
Car Allowance	-	15,000	45,000
Transitional Health Care Reimbursement	-	30,000	90,000
Unvested restricted shares and PSUs(1)	-	-	602,050
Total	$-	$455,000	$1,967,050

(1)	Based on the $7.33 closing price of a share of our common stock on the last trading day of the 2024 fiscal year.

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CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Our Board has charged the Audit Committee to review all related party transactions as defined by SEC rules. Related party transactions are Company transactions that involve the Company’s directors, executive officers, director nominees, 5% or more beneficial owners of the Company’s common stock, immediate family members of these persons (which shall include a person’s spouse, parents, stepparents, children, stepchildren, siblings, mothers- and fathers-in-law, sons- and daughters-in-law, brothers- and sisters-in-law, and persons sharing the same household of the foregoing persons), or entities in which one of these persons has a direct or indirect material interest. A related party transaction means any transaction, or series of similar transactions (and any amendments, modifications, or changes thereto), in which the amount exceeds $120,000. A related party transaction does not include compensatory arrangements with the Board or executive officers or certain other transactions. Pursuant to the Company’s Codes of Ethics, employees and directors have a duty to report any potential conflicts of interest to the appropriate level of management or to the Board. The Company evaluates these reports along with responses to the Company’s annual director and officer questionnaires for any indication of possible related party transactions. If a transaction is deemed by the Company to be a related party transaction, the information regarding the transaction is forwarded to the Audit Committee for review and approval. The Board has delegated the authority to review and approve all related party transactions to its Audit Committee. Since January 1, 2024, no related party transactions have taken place and none are currently proposed.

AUDIT COMMITTEE REPORT

The following Report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference in any other filing by us under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

The Audit Committee of the Board consists of four non-employee directors, (i) each of whom the Board has affirmatively determined meets the independence criteria specified by the SEC and the requirements of NYSE listing standards for service on audit committees, and (ii) at least one member meets certain standards as an audit committee financial expert. Ms. Sullivan, Chair of the Audit Committee, meets the relevant standards as an audit committee financial expert.

Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls for financial reporting. The Audit Committee is responsible for the oversight of the Company’s financial reporting process on behalf of the Board. In fulfillment of its responsibilities, the Audit Committee has discussed with the Company’s independent auditors their plan for the audit of the Company’s annual consolidated financial statements and the independent auditors’ evaluation of the effectiveness of the Company’s internal control over financial reporting, as well as reviews of the Company’s quarterly financial statements. The Audit Committee meets regularly with the independent auditors, with and without management present, to discuss the results of their audits and reviews, as well as their evaluations of the Company’s internal control over financial reporting and the overall quality of the Company’s accounting principles. The Audit Committee has reviewed and discussed with management, and the Company’s independent auditors, the Company’s audited consolidated financial statements and such matters. In addition, the Audit Committee has received from the Company’s independent registered public accounting firm the written disclosures required by the PCAOB Auditing Standard No. 1301 (formerly Auditing Standard No. 16) – Communications with Audit Committees, as adopted by the PCAOB, and the letter from the independent auditors required by the PCAOB Ethics and Independence Rule 3526, Communication with Audit Committees Concerning Independence, regarding the independent auditors’ communications with the Audit Committee concerning independence. The Audit Committee has also discussed with the independent auditors the auditors’ independence from the Company and its management. In determining that the auditors are independent, the Audit Committee also

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considered whether the provision of any of the non-audit services described below under “Audit Fees” is compatible with maintaining their independence.

In reliance on the reviews and discussions above, the Audit Committee recommended to the Board, and the Board approved, the inclusion of the Company’s audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024 filed with the SEC.

Respectfully submitted by the members of the Audit Committee

Mary E. Sullivan, Chair

Thomas N. Amonett

Michael J. Caliel

Quentin P. Smith, Jr.

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Audit Fees

The following table sets forth the aggregate fees KPMG billed to the Company for the years ended December 31, 2024 and 2023.

		Audit		Audit
	2023	Percent Approved by Audit Committee	2024	Percent Approved by Audit Committee
Audit fees[1]	$ 1,666,400	100%	$ 1,771,300	100%
Audit-related fees[2]	—	—	345,000	—
Tax fees[3]	270,854	100%	314,762	100%
All other fees	27,000	—	95,131	—
Total fees	$ 1,964,254	100%	$ 2,526,193	100%

[1]

Includes professional services for the audit of the Company’s annual financial statements; reviews of the Company’s quarterly financial statements; and services normally provided by the Company’s independent registered public accounting firm in connection with statutory and regulatory filings or engagements that only the independent registered public accounting firm can reasonably provide, such as comfort letters, statutory audits, attest services, consents and assistance and review of documents filed with the SEC.  Audit fees represent the aggregate fees for professional services rendered by KPMG for the integrated audit of our annual financial statements for the fiscal years ended December 31, 2024 and December 31, 2023, as pre-approved by the Audit Committee.

[2]

Includes fees associated with assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements, including, if applicable, fees related to assistance in financial due diligence related to mergers and acquisitions, and consultation regarding generally accepted accounting principles.

[3]

Includes fees associated with tax compliance and tax consulting services.

Audit and Non-Audit Service Approval Policy

In accordance with the requirements of the Sarbanes-Oxley Act of 2002 and the related rules and regulations, the Audit Committee has adopted procedures for the pre-approval of audit and permissible non-audit services provided by our independent auditors.

Audit Services. The Audit Committee annually approves specified audit services engagement terms and fees and other specified audit fees. All other audit services must be specifically pre-approved by the Audit Committee. The Audit Committee monitors the audit services engagement and may approve, if necessary, any changes in terms, conditions, and fees resulting from changes in audit scope or other items.

Audit-Related Services.  Audit-related services are assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements, which historically have been provided by our independent auditors and are consistent with the SEC’s rules on auditor independence. The Audit Committee annually approves specified audit-related services within established fee levels. All other audit-related services must be pre-approved by the Audit Committee.

Tax Fees. The Company has retained KPMG LLP since March 2020 to provide tax services.  Prior to March 2020, the Company retained a different independent auditor to provide tax services.

Non-Audit Services. Other services, if any, are services provided by our independent registered public accounting firm that do not fall within the established audit, audit-related, and tax services categories. The Audit Committee must pre-approve permitted non-audit services that do not fall within any of the specified prohibited categories of services, subject to the de minimis exception for non-audit services that are approved prior to the completion of the audit.

Procedures for Approval of Services

All requests for services that are to be provided by our independent auditors, which must include a detailed description of the services to be rendered and the amount of corresponding fees, are submitted to both our Chief Executive Officer and the Chair of the Audit Committee. Our Chief Financial Officer or our Chief Executive Officer have been delegated authority by the Audit

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Committee to approve certain services within pre-set limits. If there is any question as to whether a proposed service fits within management’s delegated authority, the Chair of the Audit Committee is consulted for a determination. Our Chief Financial Officer or our Chief Executive Officer submits to the Audit Committee any requests for services that have not already been approved by the Audit Committee. The request must include an affirmation by our Chief Financial Officer or our Chief Executive Officer and the independent registered public accounting firm that the request is consistent with the SEC and PCAOB rules on auditor independence.

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OTHER BUSINESS

Management does not intend to bring any business before the meeting other than the matters referred to in the accompanying notice. If, however, any other matters properly come before the meeting, the Board intends that the persons named in the accompanying proxy will vote pursuant to discretionary authority granted in the proxy in accordance with their best judgment on such matters. The discretionary authority includes matters that the Board does not know are to be presented at the meeting by others.

Annual Report

The Company will furnish, without charge, a copy of the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, as filed with the SEC, to any shareholder upon written request to:

Orion Group Holdings, Inc.

Attention: Corporate Secretary

12000 Aerospace Avenue, Suite 300

Houston, Texas 77034

The Annual Report to Stockholders, which includes our consolidated financial statements for the year ended December 31, 2024, has been made available to all stockholders. The Annual Report is not a part of the proxy solicitation material.

SUBMISSION OF STOCKHOLDER PROPOSALS FOR 2026 ANNUAL MEETING

If you would like us to consider including a proposal in next year’s proxy statement, you must comply with the requirements of SEC Rule 14a-8 and deliver it in writing to: Corporate Secretary, Orion Group Holdings, Inc., 2940 Riverby Road, Suite 400, Houston, TX 77020 by December 2, 2025.

If you are an eligible stockholder, or group of stockholders, and would like us to consider including a director nomination in next year’s proxy statement, you must comply with the requirements of our Amended and Restated Bylaws and deliver the required notice and supporting materials in writing to: Corporate Secretary, Orion Group Holdings, Inc., 2940 Riverby Road, Suite 400, Houston, TX 77020, by December 2, 2025.

Under our Amended and Restated Bylaws, stockholder recommendations of nominees are required to be accompanied by, among other things, specific information as to the nominees and as to the stockholder making the nomination or proposal. We may require any proposed nominee to furnish such information as may reasonably be required to determine his or her eligibility to serve as a director of our Company. Failure to comply with our procedures and deadlines may preclude presentation of the matter at the meeting. Please see “Corporate Governance — Website Availability of Governance Documents” for information on how to access a copy of our Amended and Restated Bylaws.

If you would like to present a proposal at the next annual meeting but do not wish to have it included in our proxy statement, you must comply with the specific procedural requirements in our Amended and Restated Bylaws and deliver it in writing to: Corporate Secretary, Orion Group Holdings, Inc., 2940 Riverby Road, Suite 400, Houston, TX 77020, by December 2, 2025. Failure to comply with our Bylaw procedures and deadlines may preclude presentation of your proposal at the meeting.

In addition to satisfying the foregoing requirements under our Amended and Restated Bylaws, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than our nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than March 16, 2026. However, if the

2025 Proxy Statement │ 64

date of the 2026 annual meeting is more than 30 days before or after the date of the anniversary of the 2025 annual meeting, the notice must be provided by the close of business on the later of the sixtieth day prior to the 2026 annual meeting or the tenth day following the day on which public announcement of the date of the 2026 annual meeting is first made, as provided by Rule 14a-19. These deadlines assume that the stockholder has not previously filed a proxy statement with the required information.

By Order of the Board of Directors,

E. Chipman Earle, Corporate Secretary

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Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. V69391-P25474 1a. Austin J. Shanfelter 1b. Mary E. Sullivan For Against Abstain ! ! ! For Against Abstain ! ! ! ! ! ! ! ! ! ORION GROUP HOLDINGS, INC. 12000 AEROSPACE AVENUE, SUITE 300 HOUSTON, TEXAS 77034 VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/ORN2025 You may only attend the Meeting via the Internet. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. 1. To elect two Class III members to our Board of Directors each to serve a three-year term and until a successor is duly elected and qualified. Nominees: The Board of Directors recommends you vote FOR the nominees, FOR proposal 2 and FOR proposal 3: NOTE: Any other business that may properly come before the Annual Meeting, or any reconvened meeting after an adjournment thereof. 2. A non-binding advisory proposal to approve the compensation of our named executive officers as disclosed in the proxy statement (the “say-on-pay” vote). 3. The ratification of the appointment of KPMG LLP as the Company's independent registered public accounting firm for 2025. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. ORION GROUP HOLDINGS, INC. SCAN TO VIEW MATERIALS & VOTEw

V69392-P25474 ORION GROUP HOLDINGS, INC. ANNUAL MEETING OF STOCKHOLDERS May 15, 2025 THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY Dear Stockholder: You are cordially invited to attend the 2025 Annual Meeting of Stockholders of Orion Group Holdings, Inc. Our 2025 Annual Meeting will be held on Thursday, May 15, 2025, at 10:00 A.M. Central Time. The Company’s 2025 Annual Meeting of Stockholders will be held in a virtual meeting format only. You will not be able to attend the Annual Meeting physically. You can vote and submit your questions during the meeting via live webcast by visiting www.virtualshareholdermeeting.com/ORN2025. The stockholder(s) hereby appoint E. Chipman Earle as proxy, with the power to appoint his substitute, and hereby authorize(s) him to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of ORION GROUP HOLDINGS, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held on Thursday, May 15, 2025, at 10:00 A.M. Central Time, via webcast, and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. Continued and to be signed on reverse side Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.